                                                                   EXHIBIT 10.2

                           ASSET PURCHASE AGREEMENT

                           DATED AS OF JUNE 29, 2004

                                 BY AND BETWEEN

                             SEARS, ROEBUCK AND CO.

                                       AND

                                KMART CORPORATION

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                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I PURCHASE AND SALE ................................................................      1

Section 1.1.      Purchase and Sale of Transferred Assets...................................      1
Section 1.2.      Excluded Assets...........................................................      2
Section 1.3.      Assumed Liabilities.......................................................      2
Section 1.4.      Excluded Liabilities......................................................      3

ARTICLE II PHARMACY ASSETS .................................................................      4

Section 2.1.      Right to Acquire Pharmacy Assets..........................................      4
Section 2.2.      No Additional Consideration...............................................      5
Section 2.3.      Pharmacy Transfer Deliveries..............................................      5
Section 2.4.      Operation of Pharmacies...................................................      5
Section 2.5.      Cooperation...............................................................      5
Section 2.6.      Seller's Representations and Warranties Relating to Pharmacy Assets.......      6
Section 2.7.      Transfer to Designee......................................................      7

ARTICLE III PURCHASE PRICE .................................................................      7

Section 3.1.      Purchase Price............................................................      7
Section 3.2.      Payment of Purchase Price.................................................      8

ARTICLE IV CLOSINGS ........................................................................      9

Section 4.1.      Initial Closing and Subsequent Closings...................................      9
Section 4.2.      Closing Documents.........................................................     10
Section 4.3.      Closing Prorations and Adjustments........................................     13
Section 4.4.      Closing Costs.............................................................     15
Section 4.5.      Certain Retained Claims...................................................     15
Section 4.6.      Take-Back Leases..........................................................     16
Section 4.7.      Cooperation Between the Parties...........................................     17
Section 4.8.      Separate Transactions.....................................................     17
Section 4.9.      Pre-Closing Allocation of Purchase Price..................................     17

ARTICLE V PRE-CLOSING COVENANTS ............................................................     17

Section 5.1.      Operation of Transferred Assets...........................................     17
Section 5.2.      Reasonable Best Efforts to Consummate the Transactions....................     20
Section 5.3.      Tax-Deferred Exchange.....................................................     24
Section 5.4.      Disclosure................................................................     24
Section 5.5.      Additional Approved Sublease Documents....................................     25
Section 5.6.      Purchase of Fee Interest in Leased Properties.............................     25
Section 5.7.      Employee Matters..........................................................     25
Section 5.8.      Environmental Due Diligence for Approved Sublease Space...................     27

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
ARTICLE VI STATUS OF TITLE TO THE PROPERTIES................................................     27

Section 6.1.      Preliminary Evidence of Title.............................................     27
Section 6.2.      Title Defects.............................................................     27
Section 6.3.      Permitted Exceptions......................................................     28

ARTICLE VII CASUALTY LOSS AND CONDEMNATION..................................................     29

Section 7.1.      Condemnation or Material Casualty.........................................     29
Section 7.2.      Non-Material Casualty.....................................................     30

ARTICLE VIII REPRESENTATIONS AND WARRANTIES.................................................     30

Section 8.1.      Seller's Representations and Warranties...................................     30
Section 8.2.      Purchaser's Representations and Warranties................................     34
Section 8.3.      Definitions of Knowledge and Notice.......................................     35
Section 8.4.      "As-Is" Condition.........................................................     35

ARTICLE IX INVESTIGATION OF EACH PROPERTY...................................................     36

Section 9.1.      Access to Properties......................................................     36

ARTICLE X CLOSING CONDITIONS ...............................................................     36

Section 10.1.     Purchaser's Closing Conditions............................................     36
Section 10.2.     Seller's Closing Conditions...............................................     38

ARTICLE XI INDEMNIFICATION .................................................................     39

Section 11.1.     Indemnification...........................................................     39
Section 11.2.     Proceedings Involving Third Parties.......................................     39
Section 11.3.     Objections to Claims for Indemnification; Resolution by the Parties.......     41
Section 11.4.     Treatment of Indemnification Claims.......................................     41
Section 11.5.     Exclusive Remedy..........................................................     41
Section 11.6.     Survival..................................................................     41
Section 11.7.     Limitation on Indemnification.............................................     42

ARTICLE XII DEFAULTS AND REMEDIES ..........................................................     43

Section 12.1.     Defaults and Remedies.....................................................     43

ARTICLE XIII I  MISCELLANEOUS ..............................................................     44

Section 13.1.     Assignment................................................................     44
Section 13.2.     Entire Agreement..........................................................     44
Section 13.3.     Time is of the Essence....................................................     44
Section 13.4.     Further Assurances........................................................     44
Section 13.5.     Construction..............................................................     44
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                                       ii

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
Section 13.6.     Legal Fees................................................................     44
Section 13.7.     Notices...................................................................     45
Section 13.8.     Governing Law.............................................................     46
Section 13.9.     Counterparts..............................................................     46
Section 13.10.    Invalid Provisions........................................................     46
Section 13.11.    Headings, Gender, Etc.....................................................     46
Section 13.12.    No Third Party Beneficiaries..............................................     46

ARTICLE XIV ESCROW AGENT ...................................................................     46

Section 14.1.     Duties and Obligations of Escrow Agent....................................     46

                             INDEX OF DEFINED TERMS

                                                                                                Page
                                                                                                ----
ACQUISITION RIGHT...........................................................................      4
AGREEMENT...................................................................................      1
APPLICABLE LAWS.............................................................................     18
APPROVED SUBLEASES..........................................................................     32
ASSIGNMENT OF APPROVED SUBLEASE.............................................................     11
ASSIGNMENT OF LEASE.........................................................................     11
ASSUMED LIABILITIES.........................................................................      3
BUSINESS DAY................................................................................     10
CAA ........................................................................................     33
CERCLA......................................................................................     33
CLOSING.....................................................................................     10
CLOSING CONDITIONS..........................................................................      9
CLOSING DATE................................................................................     10
CLOSING STATEMENT...........................................................................     13
CODE .......................................................................................     12
CONFIDENTIALITY AND ACCESS AGREEMENT........................................................     36
CONTROLLING PARTY...........................................................................     40
CURRENT TAX YEAR............................................................................     16
DEFAULTING PROPERTIES.......................................................................     43
DELINQUENT AMOUNTS..........................................................................     15
DEPOSIT.....................................................................................      8
DESIGNEE....................................................................................      7
EFFECTIVE DATE..............................................................................      1
ELECTION DEADLINE...........................................................................      4
EMPLOYEES...................................................................................      3
EMPLOYMENT LAW..............................................................................      3
ENVIRONMENTAL LAWS..........................................................................     33
EPCRA.......................................................................................     33
ERISA.......................................................................................      3
ESA ........................................................................................     33

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
ESCROWEE....................................................................................     27
EXCHANGE....................................................................................     24
EXCHANGER...................................................................................     24
EXCLUDED ASSETS.............................................................................      2
EXCLUDED LIABILITIES........................................................................      3
FIFRA.......................................................................................     33
FIRPTA CERTIFICATE..........................................................................     12
FIRST OCCUPANCY DELIVERY DATE...............................................................     16
FIRST OCCUPANCY DELIVERY DATE PROPERTIES....................................................     16
FWPCA.......................................................................................     33
GOVERNMENTAL ENTITY.........................................................................     18
GROUND LEASES...............................................................................     34
HAZARDOUS MATERIALS.........................................................................     33
HMTA .......................................................................................     33
HSR ACT.....................................................................................     21
IMPROVEMENTS................................................................................      2
INDEMNIFIED PERSONS.........................................................................     39
INDEMNIFYING PERSON.........................................................................     40
INITIAL CLOSING.............................................................................      9
INITIAL CLOSING DATE........................................................................     10
INITIAL CLOSING PROPERTIES..................................................................      7
INTANGIBLE PERSONAL PROPERTY................................................................      2
LANDLORD....................................................................................      2
LEASED PROPERTIES...........................................................................      2
LEASED PROPERTY.............................................................................      2
LEASEHOLD COMMITMENTS.......................................................................     27
LEASES......................................................................................      2
LIABILITIES.................................................................................      3
LLC ........................................................................................     17
LOSSES......................................................................................     39
MATERIAL CASUALTY...........................................................................     29
MATERIAL TITLE DEFECT.......................................................................     27
MAXIMUM VIOLATION CURE AMOUNT...............................................................     18
MERCHANDISE TRADE FIXTURES..................................................................      2
NON-CONTROLLING PARTY.......................................................................     40
NON-SELLER VIOLATION........................................................................     19
OBJECTION...................................................................................     41
OCCUPANCY DELIVERY DATE.....................................................................     16
ORDER.......................................................................................     22
OSHA .......................................................................................     33
OWNED PROPERTIES............................................................................      1
OWNED PROPERTY..............................................................................      1
OWNER'S TITLE COMMITMENTS...................................................................     27
PERMITTED EXCEPTIONS........................................................................     28
PERMITTED PROPERTY CONDITION................................................................     17
PERSONAL PROPERTY...........................................................................      2

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
PHARMACY....................................................................................      4
PHARMACY APPROVALS..........................................................................     31
PHARMACY ASSETS.............................................................................      4
PHARMACY RECORDS............................................................................      4
POSSESSION PAYMENT CONDITIONS...............................................................      8
PRE-CLOSING ALLOCATION STATEMENT............................................................     17
PRESCRIPTION FILES..........................................................................      4
PROPERTIES..................................................................................      2
PROPERTY....................................................................................      2
PROPERTY TERMINATION PROCEDURE..............................................................     18
PURCHASE PRICE..............................................................................      7
PURCHASER...................................................................................      1
PURCHASER CLOSING CONDITIONS................................................................     36
PURCHASER INDEMNIFIED PARTIES...............................................................     39
PURCHASER SUBSIDIARY........................................................................     44
PURCHASER'S REPRESENTATIVES.................................................................     36
QUALIFIED CONTRACTOR........................................................................     30
QUALIFIED INTERMEDIARY......................................................................     24
RCRA .......................................................................................     33
RELATED AGREEMENTS..........................................................................     31
RELEASE.....................................................................................     33
REMAINING PROPERTIES........................................................................      7
RENEWAL NOTICE..............................................................................     19
REQUIRED CONSENTS...........................................................................     23
RETAINED PHARMACY BUSINESS ASSETS...........................................................      2
SDWA .......................................................................................     33
SECOND OCCUPANCY DELIVERY DATE..............................................................     16
SECOND OCCUPANCY DELIVERY DATE PROPERTIES...................................................     16
SELLER......................................................................................      1
SELLER CLOSING CONDITIONS...................................................................     38
SELLER INDEMNIFIED PARTIES..................................................................     39
SELLER PLAN.................................................................................      3
SELLER SUBSIDIARY...........................................................................      1
SELLER SUBTENANT ESTOPPEL...................................................................     11
SELLER TENANT ESTOPPEL......................................................................     11
SELLER VIOLATION............................................................................     18
SELLER'S TITLE CURE ELECTION PERIOD.........................................................     28
SERVICE CONTRACT............................................................................      4
SNDA .......................................................................................     23
STORE EMPLOYEE..............................................................................     25
SUBLEASE RENTS..............................................................................     15
SUBLEASED PREMISES..........................................................................     27
SUBLEASES...................................................................................     32
SUBSEQUENT CLOSING..........................................................................     10
SUBSEQUENT CLOSING DATE.....................................................................     10
SUBTENANTS..................................................................................     15

SURVEYS.....................................................................................     27
TAKE-BACK LEASE.............................................................................     16
THIRD PARTY ENVIRONMENTAL CLAIMS............................................................     39
THIRD PARTY PROCEEDING......................................................................     40
TITLE COMMITMENTS...........................................................................     27
TITLE COMPANY...............................................................................     27
TITLE REVIEW PERIOD.........................................................................     28
TRANSFERRED ASSETS..........................................................................      1
TSCA .......................................................................................     33
VIOLATIONS..................................................................................     18
WARN ACT....................................................................................      3

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of the 29 day of June, 2004 (the "EFFECTIVE DATE"), by and between SEARS, ROEBUCK AND CO., a New York corporation ( "PURCHASER") and KMART CORPORATION, a Michigan corporation ("SELLER").

                                R E C I T A L S:

      WHEREAS, Seller and certain wholly owned subsidiaries of Seller (each, a "SELLER SUBSIDIARY"; and any reference to "Seller" herein shall be deemed to include any applicable Seller Subsidiary) are (a) the owners of fee simple title to the Owned Properties, (b) the lessees under the Leases with respect to the Leased Properties, and (c) the owners of all of the other Transferred Assets and Pharmacy Assets (as such terms are hereinafter defined);

      WHEREAS, Seller desires to sell and/or assign, as applicable, the Transferred Assets and Pharmacy Assets to Purchaser, and Purchaser desires to purchase the Transferred Assets and Pharmacy Assets from Seller and to assume certain liabilities in connection therewith, upon the terms and subject to conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of and in reliance upon the above Recitals, which are acknowledged to be accurate and are incorporated herein, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

      Section 1.1. Purchase and Sale of Transferred Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, convey and assign to Purchaser, and Purchaser shall purchase, all right, title and interest of Seller in and to the assets described in the following clauses (a) through (e) (all of which are hereinafter collectively referred to as the "TRANSFERRED ASSETS"):

            (a) those two (2) parcels of real estate located at the addresses listed on Schedule 1.1(a)-1 attached hereto and legally described on
      Schedule 1.1(a)-2 hereto, together with (i) all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances belonging or appertaining thereto, (ii) all oil, gas and mineral rights relating to the real estate, and any rights to use and appropriate water from or relating to the real estate, and (iii) any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining any such parcel of real estate or any portion of it (individually, an "OWNED PROPERTY" and collectively, the "OWNED PROPERTIES");

            (b) those fifty-two (52) lease agreements, together with all modifications and amendments thereto and assignments thereof, identified on Schedule 1.1(b)-1 attached hereto, together with all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances belonging or appertaining thereto (collectively, the "LEASES"), pursuant to which Seller leases certain real properties identified on Schedule 1.1(b)-2 attached hereto (individually, a "LEASED PROPERTY" and collectively, the "LEASED PROPERTIES");

            (c) the buildings, structures, fixtures, facilities, installations and other improvements now or hereafter in, on, or under the Owned Properties and the Leased Properties, including, without limitation, any plumbing, air conditioning, heating, ventilating, mechanical, electrical, sprinklers and other utility systems, vertical transportation systems, loading docks, parking lots and facilities, landscaping, roadways, sidewalks, signs, security devices and fixtures that are attached to the Owned Properties or Leased Properties (collectively, the "IMPROVEMENTS");

            (d) (i) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical, electrical, vertical transportation and plumbing plans and specifications) relating to the Properties (as hereinafter defined) to the extent in Seller's possession or control; (ii) all currently effective use, occupancy, building and operating permits, licenses and approvals relating to the Properties, to the extent assignable or transferable; and
      (iii) all currently effective guarantees and warranties issued to Seller in connection with the purchase, construction, alteration, installation or repair of any portion of the Properties, to the extent assignable or transferable (collectively, the "INTANGIBLE PERSONAL PROPERTY"); and

            (e) all racks, shelves, brackets, displays and other merchandise trade fixtures located in the Properties as of the Effective Date (collectively, the "MERCHANDISE TRADE FIXTURES," and, together with the Intangible Personal Property, the "PERSONAL PROPERTY").

For purposes of this Agreement, each Owned Property and Leased Property, together with related Improvements, is referred to individually as a "PROPERTY," and collectively as the "PROPERTIES."

      Section 1.2. Excluded Assets. Except as provided in Article II, Seller will retain all right, title and interest in all assets of Seller located at or relating to the Properties other than the Transferred Assets (the "EXCLUDED ASSETS"), including without limitation, all inventory, all personal property located at the Properties other than the Personal Property (including all point of sale and inventory scanning systems, cash registers, computer equipment and hardware systems), any consideration payable to Seller, as tenant, prior to the applicable Closing (and relating to any period prior to the Closing) by any landlord under a Lease (a "LANDLORD") pursuant to, or in connection with, such Lease, and any rights or claims retained by Seller, as tenant, under any Lease pursuant to Section 4.3(b) or Section 4.5 hereof, and, solely with respect to Seller's pharmacy business at locations other than the Properties, all prescription files, "pharmacy scrips," patient profiles, customer lists and other books, records and files (the "RETAINED PHARMACY BUSINESS ASSETS").

      Section 1.3. Assumed Liabilities. Subject to the terms and conditions of this Agreement, Purchaser shall assume, perform, pay and discharge any and all liabilities, debts, obligations, judgments, fines, penalties and claims (collectively, "LIABILITIES") relating to any Transferred Asset to the extent that such Liabilities accrue or arise from or out of events occurring on or after the Closing Date related to such Transferred Asset (the "ASSUMED LIABILITIES"), excluding in all cases the Excluded Liabilities.

      Section 1.4. Excluded Liabilities. Purchaser shall not assume or be obligated to pay, perform or otherwise assume or discharge the following Liabilities of Seller or any of its affiliates (the "EXCLUDED LIABILITIES"):

            (a) any indebtedness of Seller or its affiliates for borrowed money;

            (b)   any Liabilities not related to the Transferred Assets;

            (c) any Liabilities with respect to the employment, engagement or termination by Seller or any affiliate thereof of any current or former employees, independent contractors or licensed employees of Seller or any such affiliate (collectively, "EMPLOYEES"), including, without limitation, any Liabilities with respect to any alleged violation of any Employment Law (as hereinafter defined). For purposes of this Agreement, the phrase "EMPLOYMENT LAW" shall mean any federal, state or local law, statute, ordinance, rule or regulation and any common laws regarding employment, including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. 1981, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act ("WARN ACT"), the Americans With Disabilities Act, the Fair Labor Standards Act, and common law claims for breach of contract, wrongful discharge or other claims, and other comparable federal state or local laws, each as amended, and all rules and regulations promulgated pursuant thereto or published thereunder;

            (d) any Liabilities relating to any Transferred Asset to the extent that such Liabilities accrue or arise from or out of events occurring during the period prior to the Closing with respect to such Transferred Asset, including, without limitation, the litigation disclosed on Schedule 8.1(g) attached hereto;

            (e) any Liabilities with respect to any compensation or benefits due and payable by Seller to any Employees, including, without limitation, any of such Liabilities with respect to (i) any plan or program maintained by Seller or any of its affiliates that is (x) an "employee benefit plan" within the meaning of Section 3(3) of ERISA or (y) a fringe benefit program providing vacation, sick leave or other paid time off benefits (a "SELLER PLAN") or (ii) any alleged violation of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable federal, state or local laws, each as amended, and all rules and regulations promulgated pursuant thereto or published thereunder;

            (f) any and all taxes owed by Seller or any of its affiliates, except for real estate taxes to the extent prorated as provided in Section
      4.3 hereof, and except as otherwise provided herein;

            (g) all Liabilities of Seller under the Take-Back Leases (as hereinafter defined);

            (h) all Liabilities of Seller under any service contract or service agreement relating to the Properties (each a "SERVICE CONTRACT"); and

            (i) all Liabilities of Seller under any Sublease (as hereinafter defined) except for those Liabilities arising or accruing from or out of events occurring after Closing with respect to any Approved Sublease (as hereinafter defined).

                                   ARTICLE II

                                 PHARMACY ASSETS

      Section 2.1. Right to Acquire Pharmacy Assets. From and after the time of the sale, conveyance and assignment by Seller of a Property to Purchaser at a Closing pursuant to this Agreement, Purchaser shall have the right (the "ACQUISITION RIGHT") to require Seller to convey and assign to Purchaser, to the extent permitted under applicable law, all right, title and interest of Seller in and to the following assets (collectively, the "PHARMACY ASSETS") used in the retail drugstore and pharmaceutical operations of Seller conducted at such Property (each such operation relating to a particular Property being a "PHARMACY"):

            (a) all of the prescription files (including historical and active prescriptions and pharmacy "scripts"); patient profiles; customer lists; transferable licenses and registrations; and phone numbers used by Seller in connection with the operation of such Pharmacy (the "PRESCRIPTION FILES"); and

            (b) all books, records, files, papers, databases and compilations and collections of data, whether in hard copy or computer format, relating to the Prescription Files or customers of such Pharmacy in Seller's possession or control as of the date of transfer of the Pharmacy Assets from Seller to Purchaser ("PHARMACY RECORDS").

In order to exercise its Acquisition Right with respect to the Pharmacy Assets relating to a particular Property, Purchaser must deliver written notice of exercise to Seller on or after the time of the Closing with respect to the related Property and prior to the date that is 60 days prior to the Occupancy Delivery Date for such Property (the "ELECTION DEADLINE"). If Purchaser does not so exercise its Acquisition Right with respect to any particular Pharmacy Assets prior to the applicable Election Deadline, Purchaser's Acquisition Right with respect to such Pharmacy Assets shall terminate and all of Seller's obligations hereunder with respect to such Pharmacy Assets and the related Pharmacy (including under Section 2.4) shall cease and be of no further effect (except that Seller shall remain liable for any breaches of Section 2.4, Section 2.5(b) and the third sentence of Section 2.5(d) prior to such termination), and Seller shall have the right to retain such Pharmacy Assets or convey them to a third party. If Purchaser does so exercise its Acquisition Right with respect to any particular Pharmacy Assets prior to the applicable Election Deadline, Seller shall convey and assign such Pharmacy Assets to Purchaser on a Business Day to be later specified by Purchaser in a written notice of closing (the "NOTICE") to Seller, which date shall be no earlier than 10 Business Days after Purchaser's delivery of its Notice to Seller and no later than 10 Business Days prior to the Occupancy Delivery Date.

      Section 2.2. No Additional Consideration. The portion of the Purchase Price allocable to, and payable by Purchaser with respect to, each Property shall be deemed to include payment for the Pharmacy Assets relating to such Property and no additional consideration shall be payable by Purchaser to Seller in connection with the exercise by Purchaser of any Acquisition Rights or the transfer of any Pharmacy Assets. Furthermore, Purchaser shall not assume or be obligated to pay, perform or otherwise assume or discharge any Liabilities of Seller or any of its affiliates accruing or arising from or out of events occurring during the period of Seller's ownership of any Pharmacy Assets or operation of the related Pharmacy prior to Seller's transfer of such Pharmacy Assets to Purchaser, and all such Liabilities shall be Excluded Liabilities hereunder.

      Section 2.3. Pharmacy Transfer Deliveries.

            (a) Seller Deliveries. At the time of transfer of any Pharmacy Assets, Seller shall execute and deliver, or cause to be executed and delivered, to Purchaser such customary documents necessary to effect the transfer from Seller to Purchaser of the Pharmacy Assets as may be reasonably requested by Purchaser, including, without limitation, assignment agreements relating to the Pharmacy Assets in the form attached hereto as Exhibit G.

            (b) Purchaser Deliveries. At the time of transfer of any Pharmacy Assets, Purchaser shall execute and deliver, or cause to be executed and delivered, to Seller such customary documents necessary to effect the transfer from Seller to Purchaser of the Pharmacy Assets as may be reasonably requested by Seller, including, without limitation, assignment agreements relating to the Pharmacy Assets in the form attached hereto as Exhibit G.

      Section 2.4. Operation of Pharmacies. From and after the Effective Date until December 31, 2004, Seller shall operate each Pharmacy in the usual and ordinary course of business, consistent with past practices with respect to such Pharmacy; provided, that nothing in this Section 2.4 shall preclude Seller from commencing a store closing sale with respect to Seller's non-Pharmacy operations prior to December 31, 2004 at any Property in which a Pharmacy is located.

      Section 2.5. Cooperation.

            (a) Seller and Purchaser shall reasonably cooperate to effect an orderly transfer of any Pharmacy Assets for which Purchaser exercises its Acquisition Right. In addition, Seller and Purchaser shall cooperate in good faith to develop within 30 days after the Initial Closing hereunder a preliminary schedule for the transfer of Pharmacy Assets relating to each Property and shall thereafter consult with each other and cooperate to update such schedule from time to time in light of continuing developments with respect to the Pharmacies and the transactions contemplated hereunder. Seller shall reasonably cooperate with Purchaser to transfer in an electronic format usable to Purchaser all such Pharmacy Assets that are, or reasonably can be, embodied in an electronic format; provided, that Purchaser shall reimburse Seller for all documented and reasonable out-of-pocket costs and expenses incurred by Seller in complying with its obligations under this sentence.

            (b) From and after the Effective Date, Seller shall (i) subject to the terms of the Confidentiality and Access Agreement (as hereinafter defined) and applicable law, allow Purchaser and its representatives and advisors and any prospective Designee (as hereinafter defined) of Purchaser reasonable access at reasonable times and upon reasonable prior notice to Seller, to the employees, assets and facilities of Seller related to Seller's operation of any Pharmacy, provided that such access shall not unreasonably interfere with Seller's operation of any Pharmacy, and (ii) furnish promptly to Purchaser and its representatives and advisors and any prospective Designee of Purchaser such information concerning the business, records and personnel of each Pharmacy (including, without limitation, financial, operating and other data and information) as may be reasonably requested by Purchaser, to the extent such information is within Seller's possession or control; provided, that as a condition precedent to Seller's obligation to allow such access or furnish such information to any prospective Designee of Purchaser, such prospective Designee shall have executed and delivered to Seller a customary confidentiality agreement reasonably similar to the Confidentiality and Access Agreement.

            (c) From and after the exercise by Purchaser of its Acquisition Right with respect to any Pharmacy, Seller shall, subject to receipt of any necessary approvals from Landlords or other third parties, permit Purchaser to post reasonably-sized signs around the Pharmacy at each such Property to notify customers that Purchaser intends to open a pharmacy at such location.

            (d) From and after the exercise by Purchaser of its Acquisition Right with respect to any Pharmacy, Seller shall, subject to receipt of any necessary approvals from Landlords or other third parties, permit Purchaser (at Purchaser's sole cost) to construct a reasonably-sized temporary facility to be used for the operation of a pharmacy in a location reasonably acceptable to Purchaser and Seller outside the store at such Property. From and after the transfer from Seller to Purchaser of Pharmacy Assets relating to any Property, Seller shall, subject to the receipt of any necessary approvals from Landlords or other third parties, permit Purchaser (at Purchaser's sole cost) to operate a pharmacy from such temporary facility. From and after the Effective Date, Seller shall reasonably cooperate with Purchaser to obtain, at Purchaser's sole cost and expense, any requisite Landlord consents and regulatory permits and approvals necessary for the construction and operation of any temporary pharmacy facility. Purchaser agrees to operate any temporary pharmacy facility in accordance with all applicable laws and regulations and (notwithstanding anything to the contrary in the Take-Back Lease) agrees to indemnify and hold harmless all Seller Indemnified Parties (as hereinafter defined) against any and all Losses (as hereinafter defined) incurred or suffered by the Seller Indemnified Parties, or any of them, due to any claim or other assertion of liability by a third party to the extent such third party claim or assertion relates to or results from Purchaser's construction or operation of any temporary pharmacy facility (which indemnification obligation of Purchaser shall survive the Closing).

      Section 2.6. Seller's Representations and Warranties Relating to Pharmacy Assets. Seller represents and warrants to Purchaser that the following shall be true, complete and correct as of the date of transfer of any Pharmacy Assets:

            (a)   Seller shall have good and valid title to the Pharmacy Assets;
and

            (b) The Prescription Files and Pharmacy Records that Seller will transfer shall be, in all material respects, complete and correct copies of all such items in Seller's records as of the time of such transfer.

      Section 2.7. Transfer to Designee. Purchaser may, upon written notice to Seller given at least 30 days prior to the First Occupancy Delivery Date, request that Seller convey the Pharmacy Assets to any Purchaser Subsidiary (as hereinafter defined) or any third party (a "DESIGNEE"), and in such event Seller shall convey the Pharmacy Assets on the applicable transfer date to such Designee (to the extent permitted under applicable law and subject to receipt of any requisite Landlord consents under the applicable Lease), provided that Purchaser (and not such Designee) shall retain any rights or obligations hereunder with respect to such Pharmacy Assets, and Seller shall have no liability to such Designee in connection therewith. From and after the time that Purchaser requests that Seller convey the Pharmacy Assets to its Designee, Seller shall be obligated to Purchaser to cooperate with the Designee for all purposes under this Article II in the same manner as Seller would be obligated to cooperate with Purchaser if Purchaser would acquire such Pharmacy Assets.

                                   ARTICLE III

                                 PURCHASE PRICE

      Section 3.1. Purchase Price.

      (a) The purchase price for the Transferred Assets (the "PURCHASE PRICE") to be paid by Purchaser to Seller under this Agreement, in consideration for the conveyance by Seller to Purchaser of the Properties and the other Transferred Assets, shall be $621,000,000, in cash, subject to adjustment pursuant to
Section 3.1(b) hereof and subject to any adjustments and prorations as provided under Section 4.3. The portion of the Purchase Price allocable to each Property is set forth on Schedule 3.1(a) attached hereto. The Purchase Price shall be payable by Purchaser to Seller in the manner set forth in Section 3.2.

      (b) Pursuant to Section 4.1(a) hereof, at the Initial Closing (as hereinafter defined) Seller shall convey, and Purchaser shall acquire, in accordance with and subject to the terms of this Agreement, (i) at least forty-three (43) Properties or (ii) a lesser number of Properties if Seller shall exercise its option (pursuant to the proviso in the first sentence of Section 4.1(a) below) to proceed to Closing with respect to less than forty-three (43) Properties. If, as of the Initial Closing Date, the Closing Conditions (as hereinafter defined) have not been satisfied with respect to certain of the Properties (and subject to the provisions of Article XII below) (for example, if the Closing Conditions shall have been satisfied for forty-four
(44) Properties and the Closing Conditions shall not yet have been satisfied for the remaining ten (10) Properties) then the parties shall proceed with the Initial Closing with respect only to the Properties for which the Closing Conditions shall have been satisfied (the "INITIAL CLOSING PROPERTIES"), and the Purchase Price payable by Purchaser to Seller at the Initial Closing shall be reduced by the allocable portion of the Purchase Price (as set forth on Schedule 3.1(a)) of those Properties not conveyed by Seller to Purchaser at the Initial Closing (the "REMAINING PROPERTIES").

      (c) In the event that, in accordance with this Agreement, any of the Remaining Properties are conveyed by Seller to Purchaser in a Subsequent Closing (as hereinafter defined), the Purchase Price payable by Purchaser to Seller in respect of the conveyance of any such Remaining Property shall be the allocable portion of the Purchase Price for such Remaining Property as set forth on
Schedule 3.1(a).

      Section 3.2. Payment of Purchase Price.

      (a) Within two (2) Business Days after the execution hereof, Purchaser shall pay an amount equal to $62,100,000 (the "DEPOSIT"), by wire transfer of federal funds, into escrow with the Title Company, as Escrow Agent (as such terms are hereinafter defined), to be held and disbursed by the Escrow Agent in accordance with Article XIV hereof. Notwithstanding anything in this Agreement to the contrary, any interest earned on the Deposit shall be paid to Purchaser.

      (b) At the Initial Closing, (i) the Deposit (less ten percent (10%) of the Purchase Price allocable to the Remaining Properties pursuant to Schedule 3.1(a)), shall be paid by the Escrow Agent to Seller, (ii) Purchaser shall pay, or cause to be paid, to Seller an additional 20% of the Purchase Price allocable to the Properties conveyed at the Initial Closing pursuant to Schedule 3.1(a) by wire transfer of federal funds to an account designated by Seller in writing by notice to Purchaser, and (iii) all adjustments and prorations (relating to the Properties being conveyed at the Initial Closing) as provided in Section 4.3 shall be made and credited between Seller and Purchaser.

      (c) At any Subsequent Closing, (i) the applicable Deposit for any Remaining Property being conveyed shall be paid by the Escrow Agent to Seller,
(ii) Purchaser shall pay, or cause to be paid, to Seller an additional 20% of the Purchase Price for such Remaining Property (pursuant to Schedule 3.1(a)), by wire transfer of federal funds to an account designated by Seller in writing by notice to Purchaser, and (iii) all adjustments and prorations (relating to such Remaining Property) as provided in Section 4.3 shall be made and credited between Seller and Purchaser.

      (d) The balance of the Purchase Price with respect to each Property conveyed at the Initial Closing or any Subsequent Closing shall be paid by Purchaser to Seller as follows: (i) on the First Occupancy Delivery Date (as hereinafter defined), and provided that (x) Seller shall have delivered occupancy to Purchaser of such First Occupancy Delivery Date Property (as hereinafter defined) in the manner set forth in the Take-Back Lease applicable to such Property, (y) Seller is not otherwise in default in any material respect of any of its covenants or obligations under such applicable Take-Back Lease, under this Agreement, or under any Seller Tenant Estoppel or any Seller Subtenant Estoppel, as applicable, with respect to such Property, and (z) there is no uncured Seller Violation (as defined below) (collectively, the "POSSESSION PAYMENT CONDITIONS"), Purchaser shall pay to Seller the balance of the Purchase Price allocable to such First Occupancy Delivery Date Property pursuant to
Schedule 3.1(a), and (ii) on the Second Occupancy Delivery Date (as hereinafter defined), and provided that Seller shall have satisfied the Possession Payment Conditions with respect to any Second Occupancy Delivery Date Property, Purchaser shall pay to Seller the balance of the Purchase Price allocable to such Property pursuant to Schedule 3.1(a).

      (e) In the event the Possession Payment Conditions are not satisfied in all material respects with respect to any Property at the applicable Occupancy Delivery Date (as hereinafter defined), the following shall occur: (i) in the event Seller has not delivered occupancy of such Property to Purchaser, Purchaser shall not be required to pay to Seller any of the balance of the Purchase Price allocable to such Property until occupancy is so delivered to Purchaser, and (ii) in the event Seller has not satisfied the Possession Payment Conditions described in clause (y) or (z) of Section 3.2(d)(i) above, Purchaser shall withhold from the balance of the Purchase Price allocable to such Property (which balance, less such withheld amount, shall be paid by Purchaser to Seller on the Occupancy Delivery Date) an amount equal to one hundred fifty percent (150%) of the reasonably estimated cost to cure or otherwise satisfy such Possession Payment Conditions, which amount shall be deposited by Purchaser with, and held by, the Title Company in escrow until the earliest of (1) its receipt of a joint direction from both Seller and Purchaser, (2) Seller substantially cures the applicable default (in which event Purchaser and Seller will provide a joint direction to the Title Company), or (3) a court of competent jurisdiction issues an order directing the disbursement of such funds, whereupon the Title Company shall pay such withheld funds to Seller or as otherwise directed pursuant to such joint direction or court order. Notwithstanding the foregoing, in the event Purchaser, pursuant to the terms of a Take-Back Lease, has expended funds to cure a default of Seller under a Take-Back Lease, the reasonable costs incurred by Purchaser in curing such default (including, without limitation, any reasonable attorneys' fees incurred in connection therewith) may be deducted from the balance of the Purchase Price for such Property and such costs shall not be deposited with the Title Company in escrow but shall be retained by Purchaser.

      (f) Notwithstanding the foregoing, if any Closing is part of an Exchange pursuant to Section 5.3, the funds paid at such Closing and on the First Occupancy Delivery Date or the Second Occupancy Delivery Date (as applicable) shall be wire transferred to an account designated by the Qualified Intermediary (as hereinafter defined).

      (g)   The provisions of this Section 3.2 shall survive the Closings.

                                   ARTICLE IV

                                    CLOSINGS

      Section 4.1. Initial Closing and Subsequent Closings.

      (a) The initial closing of the conveyance of the Properties from Seller to Purchaser as contemplated hereby (the "INITIAL CLOSING") shall occur at the offices of Jenner & Block LLP in Chicago, Illinois, on the tenth (10th) Business Day (as hereinafter defined) after the satisfaction (or waiver) of the closing conditions set forth in Article X hereof (the "CLOSING CONDITIONS") with respect to at least forty-three (43) of the Properties; provided, however, that if the Closing Conditions shall not have been satisfied or waived with respect to at least forty-three (43) of the Properties by August 31, 2004, then Seller, at its option and upon written notice given to Purchaser within seven (7) Business Days thereafter, may elect to proceed with the Closing with respect to those Properties for which the Closing Conditions shall have been satisfied or waived as of such date, and in such event such Closing shall (i) occur on the tenth
(10th) Business Day after such notice from Seller to Purchaser shall have been delivered, and (ii) be deemed to be the

Initial Closing. At the Initial Closing, all of the Properties with respect to which the Closing Conditions shall have been satisfied (or waived) shall be conveyed by Seller to Purchaser in the manner set forth in this Article IV and elsewhere in this Agreement. The term "BUSINESS DAY", as used herein, shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to be closed.

      (b) The closing of the conveyance of any Remaining Property from Seller to Purchaser as contemplated hereby (a "SUBSEQUENT CLOSING") shall occur at the offices of Jenner & Block LLP in Chicago, Illinois, on the tenth (10th) Business Day after the satisfaction (or waiver) of the Closing Conditions with respect to any such Remaining Property. The Initial Closing or any Subsequent Closing shall be referred to herein as a "CLOSING", and references herein to a Closing shall mean only the Closing with respect to the Property or Properties being conveyed at such Closing (and not any prior or subsequent closing). The term "INITIAL CLOSING DATE" shall mean the date on which the Initial Closing occurs, the term "SUBSEQUENT CLOSING DATE" shall mean the date on which any Subsequent Closing occurs, and the term "CLOSING DATE" shall mean either the Initial Closing Date or any Subsequent Closing Date. In the event the Closing Conditions with respect to at least forty-three (43) Properties shall not have been satisfied or waived by August 31, 2004, then (provided that Seller shall not have delivered the notice to Purchaser described in the proviso to the first sentence in Section 4.1(a)) either Seller or Purchaser may terminate this Agreement upon written notice given to the other party subsequent to September 9, 2004, but prior to the date such Closing Conditions are satisfied or waived for at least forty three (43) of the Properties, whereupon the Deposit shall be returned by the Escrow Agent to Purchaser, and neither party shall have any further liability to the other party hereunder, except for liabilities arising from a default by either party hereunder or other liabilities that expressly survive the termination of this Agreement. In the event that the Closing Conditions with respect to any Subsequent Closing shall not have been satisfied or waived by September 15, 2004, then either Seller or Purchaser may terminate this Agreement with respect to any such Subsequent Closing upon written notice given to the other party subsequent to September 15, 2004, but prior to the date such Closing Conditions are satisfied or waived, whereupon the Deposit allocable to such Remaining Property shall be returned by the Escrow Agent to Purchaser, and neither party shall have any further liability to the other party hereunder with respect to such Remaining Property or Subsequent Closing, except for liabilities arising from a default by either party hereunder or other liabilities that expressly survive the termination of this Agreement.

      Section 4.2. Closing Documents.

      (a) Seller's Closing Deliveries. At a Closing, Seller shall deliver or cause to be delivered to Purchaser each of the following with respect to each Property being conveyed at such Closing, in form and substance reasonably acceptable to Purchaser and Seller, if not attached as a Schedule to this Agreement, to be executed (if necessary) by Seller at such Closing:

            (i) with respect to each Owned Property being conveyed at such Closing, a special warranty deed for such Property, subject only to the Permitted Exceptions, and otherwise in a form customary for the jurisdiction where the Property is located and acceptable to the Title Company;

            (ii) with respect to each Lease being transferred at such Closing, an Assignment and Assumption of the Lease (the "ASSIGNMENT OF LEASE") executed by Seller in the form attached hereto as Exhibit A together with any other appropriate documents necessary to convey and transfer to Purchaser Seller's interest in any improvements owned by Seller;

            (iii) the Required Consents (as hereinafter defined), if any, applicable to any Lease or Property being transferred at such Closing;

            (iv) with respect to each Lease being transferred at such Closing for which a Required Consent was not required, a letter advising the Landlord of the Assignment of Lease;

            (v) with respect to each Approved Sublease being transferred at such Closing, an Assignment and Assumption of Approved Sublease ("ASSIGNMENT OF APPROVED SUBLEASE") executed by Seller in the form attached hereto as Exhibit F;

            (vi) with respect to each Approved Sublease being transferred at such Closing, an estoppel letter executed by the respective subtenant in substantially the form set forth in such Approved Sublease, or if no such form is set forth in such Approved Sublease, then in substantially the form as Exhibit E attached hereto, except that in the event the Seller cannot deliver the foregoing estoppel letter at Closing, then in lieu thereof Seller shall deliver an estoppel letter executed by Seller with respect to such Approved Sublease in substantially the form attached hereto as Exhibit E (a "SELLER SUBTENANT ESTOPPEL");

            (vii) a bill of sale and general assignment with respect to the
                  Personal Property being conveyed at such Closing, in the form attached hereto as Exhibit B;

           (viii) with respect to each Leased Property, an estoppel letter substantially in the form set forth in the applicable Lease, and if no form is set forth in the applicable Lease, then substantially in the form attached hereto as Exhibit D, except that in the event that Seller cannot deliver the foregoing estoppel letter from a Landlord with respect to any of the Leases, then in lieu thereof Seller shall deliver an estoppel letter executed by Seller with respect to the applicable Lease substantially in the form attached hereto as Exhibit D (a "SELLER TENANT ESTOPPEL");

            (ix) a Take-Back Lease for each Property executed by Seller in the form attached hereto as Exhibit C;

            (x) with respect to the Leased Properties, an assignment of any existing and effective SNDA (as hereinafter defined, and provided that such SNDA is assignable) from Seller to Purchaser in a form reasonably acceptable to Seller and Purchaser;

            (xi) a counterpart of the Closing Statement (as hereinafter defined) for each Owned and Leased Property being conveyed at such Closing;

            (xii) a copy of notice of termination from Seller to the applicable contractor with respect to any service contracts affecting or pertaining to the Property being conveyed at such Closing;

           (xiii) to the extent in the possession of Seller, (A) the original Leases (for each Leased Property being conveyed at such Closing) (or if Seller is not in possession of original Leases, then a copy of such Leases certified by Seller as being true, complete and correct), and (B) (for any of the Properties being conveyed at such Closing) building plans, blueprints, drawings, surveys, site plans, engineering plans, utility plans, landscaping plans, other plans and specifications, and all currently effective use, occupancy, building and operating permits, licenses and approvals, bonds, guarantees, and warranties;

            (xiv) a certificate of non-foreign status (a "FIRPTA CERTIFICATE")
                  from the Seller in the form and manner that complies with
                  Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary contained herein, if any Seller fails to provide Purchaser with a FIRPTA Certificate, Purchaser shall be entitled to withhold from the Purchase Price the amount required to be withheld pursuant to
                  Section 1445 of the Code and the Treasury Regulations promulgated thereunder;

            (xv) all properly completed transfer tax forms, if required, that are applicable to the Properties being conveyed at such Closing;

            (xvi) any reasonable affidavits and other documents customarily required by the Title Company from a Seller in order to issue an Owner's Policy or a Leasehold Policy (with extended coverage over the "general exceptions"), as applicable, in the applicable jurisdiction (provided that no such title affidavit or document shall modify or expand Seller's obligations with respect to Title Objections beyond those set forth in Article VI hereof), together with a copy of any material Bankruptcy Court order with respect to the assumption by Seller of any such Lease in connection with Seller's bankruptcy (which copy shall be certified to be correct and complete by Seller, or by the applicable bankruptcy court if so required by the Title Company in order to issue the Leasehold Policies), and an executed memorandum of Lease, in recordable form, with respect to such Lease if provided by the applicable Landlord (and Seller covenants to use reasonable and good faith efforts prior to Closing to obtain any such executed memorandum of Lease from each Landlord under a Lease for which no memorandum of Lease is currently recorded); and

           (xvii) all other customary closing documents reasonably approved by Purchaser and Seller in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, those customarily provided by sellers of owned or leased commercial real property in the applicable state and local jurisdictions in order to convey, transfer and assign the Properties being conveyed at such Closing to Purchaser.

      (b) Purchaser's Closing Deliveries. Purchaser shall deliver or cause to be delivered to Seller (or to the Title Company in escrow, if applicable) at
Closing: (i) the portion of the Purchase Price due at such Closing pursuant to
Article III hereof, plus or minus prorations and adjustments as set forth herein; (ii) a duly executed counterpart of the Assignment of Lease executed by Purchaser with respect to each Leased Property being conveyed at such Closing;
(iii) a duly executed counterpart of the Assignment of Sublease executed by Purchaser with respect to each Approved Sublease being conveyed at such Closing;
(iv) a duly executed counterpart of a Take-Back Lease executed by Purchaser for each Property being conveyed at such Closing; (v) a counterpart of the Closing Statement for each Property being conveyed at such Closing executed by Purchaser; (vi) all properly completed transfer tax forms, if required, that are applicable to the Properties being conveyed at such Closing; (vii) any and all reasonable and customary affidavits and other documents reasonably requested of Purchaser by the Title Company in order to cause the Title Company to issue its Title Policy; and (viii) all other customary closing documents reasonably approved by Seller and Purchaser in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, those customarily provided by purchasers in the applicable state and local jurisdictions in order to perfect the conveyance, transfer and assignment of the Properties being conveyed at such Closing to Purchaser.

      Section 4.3. Closing Prorations and Adjustments. A statement of prorations and other adjustments shall be prepared by Seller (for each Property being conveyed at a Closing) in conformity with the provisions of this Agreement and submitted to Purchaser for review and approval not less than five (5) Business Days prior to the Initial Closing Date and three (3) Business Days prior to any Subsequent Closing Date (the "CLOSING STATEMENT"). For purposes of prorations, Purchaser shall be deemed the owner of the respective Property on the Closing Date. In addition to other adjustments that may be provided for in this Agreement, the following items with respect to each Property are to be prorated or adjusted, as the case may require, for each Property as of the Closing Date for such Property:

            (a) real estate taxes and assessments (initially prorated on the basis of 100% of the most recent ascertainable bill, but subject to reproration upon issuance of the actual bills therefor to effectuate the actual proration); to the extent that Seller has escrowed any real estate taxes with the Landlord under a Lease, Seller shall assign all rights under such escrow to Purchaser and, provided the amount so escrowed is confirmed by such Landlord in writing or is confirmed by other reasonably satisfactory substantiation, Seller shall be credited accordingly in connection with the proration of taxes or assessments. Real estate taxes shall be apportioned on the basis of the fiscal period for which assessed. If as of the applicable Closing Date any of the Properties or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien and has become payable, Seller shall be responsible to pay the unpaid installments of such assessments which are due prior to the applicable Closing Date and Purchaser shall be responsible to pay the installments which are due on or after the applicable Closing Date and Purchaser or Seller shall make a payment to the other to the extent necessary so that the total amount of such special or general assessment is apportioned as provided above;

            (b) the rent and other sums, including, without limitation, monthly installments payable by Seller on account of operating costs and taxes, payable by Seller under the Leases. Any percentage rent owed under any Lease with respect to any time period prior to the applicable Closing shall be paid by Seller. To the extent that Seller has paid to or escrowed with the Landlord under any Lease any monthly estimate of taxes or other operating expenses, and the Landlord refunds or credits to Purchaser or its designee (after the applicable Closing) a portion of such estimated or escrowed payments resulting from a reconciliation of the actual expenses or taxes for the period prior to such Closing, Purchaser shall deliver to Seller its pro-rata share of such refund within twenty (20) days of receipt of said refund. In the event that a Landlord is owed any additional funds as a result of any deficiency shown in such reconciliation for the period of time prior to the applicable Closing, Seller shall deliver to Purchaser the deficient funds within twenty (20) days of receipt of notice from Purchaser, subject to any rights of the tenant under the Lease to contest such determination by the Landlord (which rights shall be retained and shall be exercisable by Seller) with respect to any reconciliation for the period of time prior to the applicable Closing. Seller shall retain, subsequent to any Closing with respect to a Leased Property, any other rights, claims and remedies against the Landlord with respect to any refunds, rebates or credits due from the Landlord to Seller (as a tenant under the Lease) with respect to any periods prior to the Closing Date (including, without limitation, audit rights and rights to claim adjustments from the Landlord for overcharged amounts of additional rent under the Lease), and Purchaser shall promptly pay to Seller any such amounts received by (or credited for the benefit of) Purchaser after the Closing Date and attributable to periods prior to the Closing Date;

            (c) security deposits paid under the Leases, and not theretofore applied, shall be credited by Purchaser to Seller on the applicable Closing Date;

            (d) water, electric, telephone and all other utility and fuel charges shall be prorated ratably on the basis of the last ascertainable bills (and reprorated upon receipt of the actual bills or invoices) unless final meter readings and final invoices can be obtained. To the extent practicable, Seller shall cause meters for utilities to be read not more than ten (10) Business Days prior to the applicable Closing Date;

            (e)   assignable license and permit fees;

            (f) deposits made by Seller with utility companies, Governmental Entities or any other person, which deposits shall be assigned to Purchaser at Closing and shall be credited to Seller, provided, however, that Seller shall have received written notice from the party holding such deposits confirming the amount of such deposits and stating that no default has occurred by Seller and no other condition has occurred which would prohibit all or any portion of such deposit from being refunded (or such other substantiation of the foregoing facts reasonably satisfactory to Purchaser). If Seller is unable to obtain such a notice or provide such other substantiation, amounts on deposit with utility companies shall not be prorated; provided, however, that prior to Closing, Purchaser shall substitute its own deposit for any amounts on deposit with utility companies and Seller shall be entitled to arrange for a refund of Seller's deposit from such utility companies;

            (g) the rent and other sums, including, without limitation, monthly installments payable by subtenants on account of operating costs and taxes payable under the Approved Subleases, subject to Section 4.5 below;

            (h) security deposits paid under the Approved Subleases, and not theretofore applied, shall be credited by Seller to Purchaser on the applicable Closing Date; and

            (i) other operating expenses and any other customarily apportioned items.

      Except with respect to general real estate taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at a Closing shall be reprorated and finally adjusted as soon as practicable after the applicable Closing, with any refunds payable to Seller or Purchaser to be made as soon as practicable; otherwise all prorations shall be final. The provisions of this Section 4.3 shall survive the Closings.

      Section 4.4. Closing Costs. Purchaser shall pay the cost of the Owner's Policies and Leasehold Policies, with extended coverage (all other endorsements requested by Purchaser shall be paid for by Purchaser), and (ii) the Surveys (as hereinafter defined); and at Closing, Seller shall pay 75% of the cost of transfer taxes, documentary stamps, intangible taxes and similar taxes or charges, and Purchaser shall pay 25% of such costs. Purchaser shall pay the costs of recording the deeds and all costs of Purchaser's due diligence activities, including, without limitation, engineering and environmental inspections and reports, and Seller and Purchaser shall each pay one-half of any escrow charges (including any charges for a "New York Style" closing). Seller and Purchaser shall each be responsible for the fees and costs of their respective attorneys, accountants, financial advisors, brokers and other agents and advisors and any expenses and costs incurred by such party except as otherwise specifically set forth herein.

      Section 4.5. Certain Retained Claims.

      (a) Seller shall have the right to collect and retain all charges due and payable by the subtenants ("SUBTENANTS") under any subleases, licenses or concession agreements relating to any Property and attributable to the period prior to the Closing Date, including without limitation, rent, payments of common area maintenance charges and payments in the nature of the Subtenant's share of real estate taxes (collectively, "SUBLEASE RENTS"). If, at the Closing Date, any of the Subtenants are in arrears in the payment of any Sublease Rents (such arrearages being herein referred to as "DELINQUENT AMOUNTS"), Seller shall have the right to collect the same after the Closing Date. Sublease Rents received after the Closing Date by Purchaser from any of the Subtenants shall first be applied to the amount due to Purchaser from such Subtenant for the time period after Closing and shall then be applied to Delinquent Amounts and be promptly paid over by Purchaser to Seller. Seller shall have and reserves the right to pursue any right or remedy against the Subtenants for Delinquent Amounts; provided, however, that with respect to any of the Approved Subleases to be assigned to Purchaser as set forth herein, Seller shall have no right to file an eviction action against such Subtenants after the Closing.

      (b) Seller shall retain all rights, claims and remedies, from and after the Closing Date (and, with respect to any Leased Property, to the extent of the tenant's rights under the applicable Lease), with regard to any refunds of real estate taxes, with respect to any period prior to the Closing Date. The amount of any tax refund (net of reasonable attorneys' fees and other reasonable costs of obtaining such tax refunds) with respect to the tax year for any Property in which the Closing Date occurs (a "CURRENT TAX YEAR") shall be apportioned between Seller and Purchaser as of the Closing Date. If, in lieu of a tax refund, a tax credit is received by Seller or Purchaser with respect to any Property for the Current Tax Year, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of reasonable attorneys' fees and other reasonable costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser or Seller of a tax savings on account of such credit, Purchaser or Seller, as the case may be, shall pay to Seller or Purchaser an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any tax year for any Property prior to the Current Tax Year shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid or credited to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within twenty (20) days following receipt thereof or following the realization of such credit by Purchaser. All refunds, credits or other benefits applicable to any tax year for any Property after the Current Tax Year shall belong solely to Purchaser (and Seller shall have no interest therein) and, if the same shall be paid to Seller or anyone acting on behalf of Seller, same shall be paid by Seller to Purchaser within twenty (20) days following receipt thereof.

      (c)   The provisions of this Section 4.5 shall survive the Closing.

      Section 4.6. Take-Back Leases. At each Closing, Seller, as tenant, and Purchaser, as landlord, shall enter into a lease or sublease for each Property conveyed by Seller to Purchaser at such Closing, in the form attached hereto as Exhibit C (the "TAKE-BACK LEASE"). The term of the Take-Back Leases shall expire
(a) on March 15, 2005 (the "FIRST OCCUPANCY DELIVERY DATE") with respect to the Properties described on Schedule 4.6(a) (the "FIRST OCCUPANCY DELIVERY DATE PROPERTIES"), and (b) on April 15, 2005 (the "SECOND OCCUPANCY DELIVERY DATE", and each of the First Occupancy Delivery Date and the Second Occupancy Delivery Date, an "OCCUPANCY DELIVERY DATE"), with respect to the Properties described on
Schedule 4.6(b) (the "SECOND OCCUPANCY DELIVERY DATE PROPERTIES"). In the event that Purchaser acquires less than 54 Properties as a result of a failure of certain Closing Conditions or for any other reason as set forth in this Agreement, Seller and Purchaser may mutually agree in good faith to revise the allocation of Occupancy Delivery Dates as shown on Schedules 4.6(a) and 4.6(b). Notwithstanding anything herein to the contrary, in the event a Take-Back Lease is terminated as a result of a default by Seller under such Take-Back Lease, Purchaser may elect to accelerate the Occupancy Delivery Date for such Property to a date prior to the First Occupancy Delivery Date or the Second Occupancy Delivery Date.

      Section 4.7. Cooperation Between the Parties. Seller and Purchaser shall cooperate with one another in order to minimize the transfer taxes payable in connection with the transactions contemplated by this Agreement, and to minimize any increase in real estate taxes, property valuations or assessments (special or ordinary) including, without limitation, effecting the acquisition by Purchaser of any Transferred Assets through the merger, consolidation or stock acquisition of or with a newly formed limited liability company ("LLC") that is wholly owned by Seller which has no assets other than the Transferred Assets and no liabilities other than the Assumed Liabilities; provided that such alternative structure has no adverse tax consequences or other adverse consequences to either party, is otherwise reasonably acceptable to both parties and does not adversely impact the ability of either party to structure such transfer as a like-kind exchange under Section 1031 of the Code. In the event that the acquisition by Purchaser of any Transferred Assets occurs through the merger, consolidation or stock acquisition of or with a wholly owned LLC, Seller shall provide reasonable representations and warranties with respect to such wholly owned LLC covering the matters contained in Section 2.5 and Section 8.1, and such LLC shall be bound by the covenants contained herein that bind the Seller, as applicable.

      Section 4.8. Separate Transactions. Seller and Purchaser intend and agree that for federal and state income tax purposes the sale or Exchange of an individual Transferred Asset does not take place until the Closing for such Transferred Asset, and agree to report the transactions accordingly.

      Section 4.9. Pre-Closing Allocation of Purchase Price. Not less than ten
(10) days prior to each Closing, Purchaser and Seller will jointly prepare and approve a statement (the "PRE-CLOSING ALLOCATION STATEMENT") setting forth the portion of the Purchase Price that is being paid for Transferred Assets that are subject to a transfer tax.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

      Section 5.1. Operation of Transferred Assets. With respect to each Property, from the Effective Date through and including the first to occur of
(i) the termination of this Agreement or (ii) the Closing relating to such Property (provided, however, where covenants specifically noted in this Section
5.1 run through the Occupancy Delivery Date for such Property, such covenants shall not expire on the Closing for such Property, but shall survive the Closing and expire on the Occupancy Delivery Date for such Property):

            (a) Seller shall keep each Property in substantially the same condition and repair as on the date hereof, ordinary wear and tear and damage due to a casualty or a taking by condemnation excepted (the "PERMITTED PROPERTY CONDITION"), provided that Seller shall not be required subsequent to the Effective Date to make any improvements (including capital improvements) to any Property that would upgrade the condition and repair of any Property beyond the Permitted Property Condition (other than Seller's obligation to cure Seller Violations (as defined below) under Section 5.1(d));

            (b) without the prior written consent of Purchaser, Seller shall not sell, mortgage, pledge, lease, hypothecate or otherwise transfer or dispose of all or any part of any Property or any interest therein or enter into any agreement or arrangement to do so, other than non material subleases, licenses or concession agreements or other similar agreements entered into in the ordinary course of business, each of which will be terminated on or before the applicable Occupancy Delivery Date;

            (c) Seller shall not initiate, consent to, approve or otherwise take any material action with respect to zoning or any other governmental laws, rules or regulations presently applicable to any Property, other than such action as is necessary to maintain a Property in compliance with such laws, rules and regulations applicable to such Property, in each case without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed;

            (d) Seller shall cure, or cause to be cured, prior to Closing any violations ("VIOLATIONS", which shall include, with respect to a Leased Property, only those violations that are the responsibility of the tenant under the Lease) of laws, ordinances, requirements, rules, regulations, notices and orders (collectively, "APPLICABLE LAWS") of any federal, state or local governmental agency, quasi-governmental agency or regulatory authority (a "GOVERNMENTAL ENTITY"), applicable to the Transferred Assets and issued in writing by the applicable Governmental Entity to Seller (i) on or prior to the date of this Agreement, or (ii) subsequent to the date of this Agreement and prior to Occupancy Delivery Date, if arising from Seller's actions or the conduct of Seller's business at the Property subsequent to the date hereof (each, a "SELLER VIOLATION"); provided that if any Seller Violation is not capable of being cured by Seller prior to the Closing, then the parties shall nevertheless proceed to Closing with respect to the applicable Property in accordance with this Agreement, and Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any Losses with respect to such uncured Seller Violations, subject to the limitations set forth in this Section 5.1(d) (and such indemnification obligation of Seller shall survive the Closing), but without limiting Purchaser's rights under Section 3.2(e) above. Notwithstanding the foregoing, in the event that the estimated cost of curing all Seller Violations with respect to a Property (as determined by an independent architect or engineer selected by Seller and approved by Purchaser) exceeds five percent (5%) of the allocated Purchase Price with respect to any Property (the "MAXIMUM VIOLATION CURE AMOUNT"), then Seller, upon written notice to Purchaser given within five (5) Business Days after Seller's receipt of such determination, shall have the right to terminate this Agreement with respect to the applicable Property, in which event (i) the portion of the Deposit allocated to such Property shall be returned to Purchaser, (ii) the Purchase Price shall be deemed to be reduced by the allocated Purchase Price applicable to such Property, (iii) the term "Property" as used herein shall be deemed to be amended to omit any references to the applicable Property, (iv) the parties shall proceed to Closing with respect to the other Properties pursuant to the terms of this Agreement, and (v) neither party hereto shall have any further obligation to the other with respect to the applicable Property, with the exception of those obligations which expressly survive the termination of this Agreement (clauses (i) through (v) collectively, the "PROPERTY TERMINATION PROCEDURE"). Notwithstanding the foregoing, within ten (10) Business Days after Purchaser's receipt of such a termination notice from Seller, Purchaser may notify Seller that it elects to void Seller's termination notice and to proceed to Closing subject to such Seller Violation, in which event the Purchase Price allocable to such Property shall be reduced by five percent (5%). Any Violation with respect to a Transferred Asset that is not a Seller Violation shall be hereinafter referred to as a "NON-SELLER VIOLATION".

            (e) Seller shall terminate any leases (for the Owned Properties), subleases and/or license agreements (except for the Approved Subleases set forth on Schedule 8.1(j) attached hereto) relating to each Property prior to the applicable Occupancy Delivery Date relating to such Property, such that Purchaser shall have sole and exclusive possession of each Property at the applicable Occupancy Delivery Date, except for any Approved Subleases;

            (f) Seller shall comply in all material respects with all terms and conditions of the Leases and Approved Subleases and Seller shall not terminate, extend or modify any of the Leases or Approved Subleases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Seller shall provide written notice ("RENEWAL NOTICE") to Purchaser of any pending renewal options with respect to any Lease at least thirty (30) days prior to the last date on which any such renewal option may be exercised, and unless Seller is notified in writing by Purchaser not to exercise any such renewal option within fifteen (15) days after Purchaser's receipt of the Renewal Notice, Seller shall exercise such renewal option. Seller shall also promptly forward to Purchaser copies of any material notices received by Seller from any Landlord subsequent to the Effective Date;

            (g) all Service Contracts and other contracts (other than the Leases, the Approved Subleases and the Permitted Exceptions) which affect or pertain to any Property shall be terminated, or caused to be terminated, by Seller prior to and be of no further force or effect as of the applicable Occupancy Delivery Date relating to such Property;

            (h) any mortgage financing relating to any Owned Property, and any financing secured by Seller's leasehold interest with respect to any Leased Property, shall be paid off and all related security documents encumbering the Owned Properties or Leased Properties, as applicable, shall be released at the Closing relating to such Property;

            (i) prior to the applicable Occupancy Delivery Date for each Property, Seller shall vacate the Property and remove all personal property and inventory therefrom, except for Merchandise Trade Fixtures, which may be left by Seller in their existing location as of the completion of Seller's store closing sale, or in any other reasonable location within the Property as reasonably determined by Seller. At the applicable Occupancy Delivery Date for each Property, Seller shall deliver the applicable Property to Purchaser in broom-clean condition;

            (j) Seller shall be responsible for and shall pay all amounts due through the applicable Occupancy Delivery Date relating to such Property for each Employee's salaries, wages, fees, vacation pay, severance pay, withholding and payroll taxes and other benefits, and shall otherwise comply with any and all applicable requirements of the WARN Act (including all notice requirements), any similar Applicable Law and the medical and dental continuation requirements of COBRA;

            (k) subject to Section 5.7 hereof, Seller shall (i) terminate the employment of, or transfer to another Seller store, all of the individuals rendering services to Seller as employees or independent contractors in connection with any Property before the applicable Occupancy Delivery Date related to such Property, and (ii) provide Purchaser with written notice of the number of employees terminated by Seller during the ninety (90) days preceding and including any applicable Occupancy Delivery Date;

            (l) Seller shall promptly give written notice to Purchaser of the occurrence of any event known to Seller which affects in any material respect the truth or accuracy of any of the representations or warranties made or to be made by Seller under this Agreement; and

            (m) Notwithstanding any provisions of the Take-Back Leases, Purchaser and its representatives and contractors shall have reasonable access to each Property during the time period after the Closing for such Property through the Occupancy Delivery Date for such Property for purposes of inspection of the Property in connection with Purchaser's intended renovations and operations at the Property, upon reasonable prior notice to Seller and during business hours (or, at Seller's election and to the extent reasonable, after business hours), provided that such access by Purchaser shall not interfere in any material respect with Seller's business operations at the Property. Seller shall (at no cost to Seller) reasonably cooperate with Purchaser prior to the Occupancy Delivery Date for each Property in connection with Purchaser obtaining any permits from Governmental Entities to perform renovations on the Property, which renovations shall be performed by Purchaser after the Occupancy Delivery Date for such Property. Purchaser's entry on the Properties shall be subject to the terms and conditions of the Confidentiality and Access Agreement.

            (n) Seller shall use commercially reasonable efforts to obtain a no further action letter or no further remediation letter, from the appropriate Governmental Entity providing that the former underground storage tanks identified in Schedule 5.1(n) were closed in accordance with all applicable Environmental Laws.

      Section 5.2. Reasonable Best Efforts to Consummate the Transactions.

      (a) Subject to the terms and conditions provided herein and to Applicable Laws, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, in the most expeditious manner practicable, all things necessary, proper or advisable to ensure that the conditions set forth in Article X hereof are satisfied and to consummate the transactions contemplated hereby.

      (b) Without limiting the generality of the foregoing, and subject to the terms and conditions in this Agreement, each of Purchaser and Seller shall:

                  (i) to the extent required under Applicable Laws, promptly make any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), with respect to the transactions contemplated by this Agreement and thereafter respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation;

                  (ii) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other party hereto (which consent shall not be unreasonably withheld or delayed);

                  (iii) use their reasonable best efforts to cooperate with one another in (A) determining which filings and notifications are required to be made under Applicable Laws with, and which consents, licenses, approvals, permits, waivers, orders or authorizations are required to be obtained under Applicable Laws from, Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, (B) timely making all such filings and notifications and timely seeking all such consents, licenses, approvals, permits, waivers, orders or authorizations and (C) as promptly as practicable, responding to any request for information from such Governmental Entities;

                  (iv) subject to any restrictions under Applicable Laws, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity with respect to the transactions contemplated by this Agreement and permit the other party to review in advance any proposed written communication to any Governmental Entity;

                  (v) not agree to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable;

                  (vi) subject to any restrictions under Applicable Laws, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to the transactions contemplated by this Agreement (excluding documents and communications that are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine);

                  (vii) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registration, or submissions of information to any Governmental Entities in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act;

                 (viii) use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed, overturned or terminated, any order, judgment, injunction or decree (whether temporary, preliminary or permanent) or any other judicial, administrative or legislative action or proceeding ("ORDER") that would restrain, prevent or delay the closing of the transactions contemplated by this Agreement, including, without limitation, defending through litigation on the merits any claim asserted in any court by any party; and

                  (ix) use its reasonable best efforts to take any steps necessary to avoid or eliminate any impediment under any Applicable Law that may be asserted by any Governmental Entity or private party with respect to the transactions contemplated by the Agreement so as to enable the Closings to occur as soon as reasonably practicable after the date hereof.

      (c) Seller and Purchaser agree that they will seek with respect to each Lease set forth on Schedule 5.2(c) attached hereto a written consent and/or waiver from either the Landlord under such Lease, any ground lessor and/or from other property owners pursuant to a recorded declaration, pursuant to which such Landlord, ground lessors or property owners, as applicable, consents to (as applicable, based upon the terms of such Lease, ground lease or declaration):
(i) the assignment of such Lease from Seller to Purchaser and Landlord waives any termination or recapture rights in favor of such Landlord under the Lease,
(ii) the closing of business at the Leased Property by Purchaser (after such assignment and transfer of the Lease) for up to ninety (90) days (subject to extension for up to forty-five (45) days due to unusually severe weather conditions, labor strikes, latent defects or conditions in or on the Property discovered by Purchaser during construction, and other materially adverse events not within Purchaser's reasonable control, provided that if any such latent defects or conditions require that Purchaser obtain a building permit from a Governmental Entity in order to remedy such defect or condition, then the extension period shall end on the date forty five (45) days after the issuance by the Governmental Entity to Purchaser of such building permit) for purposes of renovating the

Property for Purchaser's intended use, (iii) Purchaser making exterior and/or structural alterations to the Improvements on the Property for purposes of (x) compliance with the Americans with Disabilities Act, (y) constructing an awning or rain shelter at the front entrance of the Property, and/or (z) constructing a customer pick up dock, and consents to a change in the signage on the Property, and/or (iv) the recording of a memorandum of lease or similar instrument sufficient to enable the Title Company to issue a Leasehold Policy (and execution of such document by the Landlord) with respect to those Leased Properties located in Puerto Rico for which no memorandum of lease or similar instrument is currently recorded (such consents being hereinafter referred to collectively as the "REQUIRED CONSENTS"). The form of Required Consents to be sent to Landlords, ground lessors or property owners, as applicable, shall be approved by Seller and Purchaser, and, once approved, Seller shall send the Required Consent forms to the Landlords, ground lessors and property owners. Seller and Purchaser shall each use their reasonable best efforts to obtain the Required Consents as soon as practicable after the Effective Date, provided, however, that neither Seller nor Purchaser shall have any obligation to pay any sum of money or commence any action or proceeding in order to obtain the same. In connection with seeking each Required Consent, Purchaser shall cooperate with the reasonable requests of the Landlords, ground lessors or property owners (including, without limitation, reasonable modifications to the Lease or other applicable documents), provided that in no event shall Purchaser be required, in connection with obtaining a Required Consent, to (i) pay any sum of money to any Landlord, ground lessor or property owner (including through any increase in rent or additional charges), or (ii) make any agreements that could increase Purchaser's liability under a Lease or other applicable documents or materially interfere with or otherwise adversely affect in any material respect Purchaser's ability to conduct its intended business on the Property. Seller and Purchaser
(x) shall jointly meet and/or communicate with each Landlord, ground lessor or property owner with respect to any initial request for a Required Consent, and
(y) following such initial meeting or communication, shall establish and adhere to mutually acceptable procedures for communicating with Landlords, ground lessors or property owners and their representatives and attorneys with respect to such Required Consents and keeping the other party (to the extent that such other party is not involved in such subsequent meetings or communications) advised with respect thereto.

      (d) Seller and Purchaser shall promptly request, and use reasonable and good faith efforts to obtain prior to Closing with respect to any Leased Property, (i) an estoppel letter from each Landlord of the Leased Properties, in substantially the form specified in the particular Lease (provided such form of estoppel is customary for retail leases of such age and location) or, if no form of estoppel is prescribed in a Lease, in substantially the form attached hereto as Exhibit E, and dated within thirty (30) days of such Closing; (ii) with respect to any Properties as requested by Purchaser, including without limitation the Properties set forth on Schedule 5.2(d) attached hereto, a subordination, non-disturbance and attornment agreement (an "SNDA") from the Landlord's lender and/or, in the event the Lease is actually a sublease subject to a Ground Lease (as hereinafter defined), from Landlord's ground lessor, in form and substance reasonably acceptable to Purchaser; (iii) a release from the Landlord in favor of Seller with respect to the Lease, in form and substance reasonably satisfactory to Seller, and (iv) an estoppel letter from each subtenant of the Approved Subleases, in form and substance similar to the form attached to the applicable Approved Sublease, or if no form of estoppel letter is attached to such Approved Sublease, an estoppel letter in substantially the form attached hereto as Exhibit F, in each case dated within thirty (30) days of Closing. Notwithstanding the foregoing, (x) the receipt by

Purchaser of executed estoppels with respect to any Lease or Approved Sublease shall not be a condition to Purchaser's obligation to close with respect to the transfer and assignment of the applicable Lease provided that Seller delivers a Seller Tenant Estoppel or Seller Subtenant Estoppel at Closing for any Leases or Approved Subleases for which such estoppels are not obtained, (y) the receipt by Seller of an executed release with respect to any Lease shall not be a condition of Seller's obligation to close with respect to the transfer and assignment of such Lease, and (z) the receipt by Purchaser of any SNDAs shall not be a condition to Purchaser's obligation to close with respect to the transfer and assignment of the applicable Lease except with respect to those Leased Properties described in Section 10.1(a)(iii)(y).

      (e) Notwithstanding the foregoing, nothing in this Agreement shall require Purchaser to agree to the sale, transfer, divestiture or other disposition of any assets (including any lines of business and any Transferred Assets or Pharmacy Assets to be acquired hereunder) of Purchaser. Furthermore, notwithstanding anything to the contrary in this Agreement, Seller shall not, without Purchaser's prior written consent, take any action or commit to take any action that would limit the Purchaser's freedom of action with respect to, or its ability to retain, any of the Transferred Assets or Pharmacy Assets.

      Section 5.3. Tax-Deferred Exchange. Upon the written request of Seller or Purchaser, the other party agrees to cooperate with the requesting party to effectuate a tax deferred like kind exchange (an "EXCHANGE") as contemplated by
Section 1031 of the Code, or other tax efficient transaction, including, in the case of an Exchange, by use of a qualified intermediary (a "QUALIFIED INTERMEDIARY"), with respect to (a) the sale of any Property by Seller and/or
(b) the acquisition of any Property by Purchaser or a permitted assignee of Purchaser; provided, however, that (i) neither party shall have any liability to the other if such other party is unable to effectuate an Exchange (or other tax efficient transaction) for any reason, other than by reason of a default under this Agreement by the other party, including, without limitation, that neither party shall have liability under any circumstances for any part of any tax savings or tax benefit that the other party might have enjoyed by reason of an Exchange; (ii) either party's ability to effectuate an Exchange (or other tax efficient transaction) shall not be a condition to its obligation to consummate any transaction contemplated by this Agreement, and (iii) neither party shall be obligated to incur any costs, expenses or liabilities of the other party with respect to the Exchange. Either party's election to exchange, rather than sell or buy any Property for other real estate of a like kind shall be at no cost or liability to the other, and the Exchanger (as defined below) shall pay all additional costs associated with the use of the Qualified Intermediary. Should a Property become part of an Exchange, each party electing to exchange the Property (the "EXCHANGER") hereby agrees that the other party may enforce and all representations, warranties, covenants and other obligations of the Exchanger under this Agreement directly against the Exchanger, and the other party agrees that the Exchanger may enforce any and all representations, warranties, covenants and other obligations of the other party under this Agreement directly against the other party. If both parties request an Exchange with respect to the same Property, the parties agree to cooperate to effectuate such Exchange in accordance with the preceding principles.

      Section 5.4. Disclosure. Purchaser and Seller will each use their reasonable best efforts to coordinate and simultaneously release their first public announcement or press release relating to the transactions contemplated by this Agreement. In addition, prior to the Initial

Closing Date, Purchaser and Seller shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other similar written public statements with respect to the transactions contemplated hereby (including, without limitation, the first public announcement or press release) and shall not issue any such press release or written public statement prior to such consultation, except as may be required by Applicable Law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 5.5. Additional Approved Sublease Documents. With respect to any documents (or portions thereof) set forth on Schedule 5.5 or noted on Schedule 8.1(j) as having not been made available by Seller to Purchaser prior to the Effective Date (collectively, "ADDITIONAL APPROVED SUBLEASE DOCUMENTS"), Seller shall use good faith efforts to provide to Purchaser, at least ten (10) Business Days prior to the applicable Closing, true and complete copies of such Additional Approved Sublease Documents. Notwithstanding the foregoing, Seller shall deliver to Purchaser, at least ten (10) Business Days prior to the then applicable Closing, true and complete copies of the Additional Approved Sublease Documents set forth on Schedule 5.5 attached hereto.

      Section 5.6. Purchase of Fee Interest in Leased Properties. Prior to the Closing Date with respect to a Leased Property, Purchaser shall not acquire or attempt to acquire the underlying fee simple interest with respect to such Leased Property, or make any offer or purchase inquiry with respect thereto. Seller (or its affiliates) shall be entitled to acquire or enter into a contract to acquire the underlying fee simple interest with respect to any Leased Property prior to the Closing Date with respect to such Leased Property, provided, that, in the event of such acquisition, Seller shall, as the fee owner of such Leased Property, consent to (without requiring Purchaser to agree to amend or otherwise modify the Lease) (i) the assignment of the leasehold interest in the Lease to Purchaser, (ii) the closing of business at the Leased Property by Purchaser in connection with any renovation of the Leased Property for Purchaser's intended use as contemplated hereunder, and (iii) structural or exterior alterations or changes in signage in accordance with the standard plans and specifications for Purchaser's use as a [Sears] brand store to the extent such Lease requires the consent of the Landlord to any of the foregoing. Notwithstanding the foregoing, neither Seller nor any affiliate of any of Seller shall purchase or enter into a contract to purchase the fee simple interest with respect to more than twenty five (25) of the Leased Properties prior to the final Closing Date, without the prior written approval of Purchaser.

      Section 5.7. Employee Matters.

      (a) From and after the applicable Closing Date until the Occupancy Delivery Date with respect to a Property, Seller shall cooperate with Purchaser to attempt to make available to Purchaser (or any of its officers, employees or agents or its Designee) each Employee (including all pharmacy personnel) employed by Seller at such Property (a "STORE EMPLOYEE") for the purpose of interviewing such individuals for possible employment with Purchaser or its Designee, to the extent that such individuals desire to interview for possible employment with Purchaser or its Designee. Prior to the Occupancy Delivery Date with respect to a Property, Purchaser shall arrange an interview with each interested Store Employee employed at such Property for possible employment with Purchaser or its Designee. However, notwithstanding the foregoing, nothing in this Agreement shall obligate or constitute the agreement of Purchaser or any of its affiliates or its Designee to recruit or hire any Store Employee or any other employee or former employee of Seller. Furthermore, in the event that Purchaser or any of its affiliates or its Designee determines to hire any Store Employee or any other employee or former employee of Seller, any such hiring and employment shall be at the sole discretion of Purchaser or its Designee and any terms or conditions of such employment shall be determined by Purchaser or its Designee, in its respective sole discretion.

      (b)   From and after the Effective Date until thirty (30) days (or sixty
(60) with respect to Pharmacy Employee) after the applicable Closing with respect to a Property, Seller shall not transfer or reassign any pharmacy personnel employed by Seller in connection with Seller's operation of its pharmacy business from any Property (a "PHARMACY EMPLOYEE") or any store manager or assistant store manager (either, a "STORE MANAGER") employed by Seller at such Property to any other stores of Seller or any of its subsidiaries, unless such a Pharmacy Employee or Store Manager requests a transfer or reassignment for health or family reasons or for similar reasons, in which case Seller may transfer or reassign such employee and Seller shall promptly notify Purchaser of any such transfer or reassignment. From and after the Effective Date until the applicable Closing Date with respect to a Property, Seller may communicate with, but shall not make an offer to, any Pharmacy Employee or Store Manager employed by Seller at such Property to continue to work for Seller after the applicable Occupancy Delivery Date; provided, however, in the event Seller notifies Purchaser that it desires to make an offer to a Store Manager prior to the applicable Closing Date and provides Purchaser with no less than ten (10) days after Purchaser's receipt of such notice to interview such Store Manager for possible employment with Purchaser, Seller may make an offer to such Store Manager at any time after such ten (10) day period. Except as set forth in the preceding sentence, Purchaser shall not recruit, solicit, interview, make an offer to or otherwise communicate with Seller's Employees prior to the Closing Date for the applicable Property. After the Closing Date for the applicable Property, both Seller and Purchaser shall have the right to recruit, solicit, interview, make an offer to and communicate with Seller's Employees with respect to prospective employment, except that (notwithstanding anything to the contrary set forth in this Section 5.7(b)) with respect to Pharmacy Employees Seller may not make an offer of employment to such Pharmacy Employee (or engage such Pharmacy Employee as an independent contractor or leased employee) for any other store of Seller or any of its subsidiaries during the period beginning on the Effective Date and ending on the sixtieth (60th) day after the applicable Closing Date, subject to the limitations on Seller's right to transfer or reassign Pharmacy Employees or Store Managers, for health or family or similar reasons, pursuant to the first sentence of this Section 5.7(b).

      (c) Seller shall be liable for all claims relating to COBRA continuation coverage (within the meaning of Treas. Reg. Section 59.4980B-9) attributable to "qualifying events" with respect to any Employee and his or her beneficiaries and dependents that occur on or before the Occupancy Delivery Date with respect to the Property at which the Employee rendered service; provided that Purchaser shall not take, or encourage any other person to take, any measures that discourage or are intended to discourage any Employee hired by Purchaser from enrolling in Purchaser's health and medical plans, programs, policies or arrangements, nor shall Purchaser take, or encourage or facilitate any other person to take, any measures that encourage or are intended to encourage any Employee to apply for COBRA continuation coverage.

      Section 5.8. Environmental Due Diligence for Approved Sublease Space. Purchaser shall have the right subject to the Confidentiality and Access Agreement to perform Phase I and Phase II environmental investigations with respect to the portions of the Properties subleased pursuant to the Approved Subleases (each a "SUBLEASED PREMISES") identified on Schedule 5.8. In the event any such report discloses an environmental condition in, on, under or relating to any such Subleased Premises which is in violation of any Environmental Law and the estimated cost to remediate such environmental condition is reasonably estimated by Purchaser's consultant to exceed five percent (5%) of the Purchase Price allocable to such Property, Purchaser shall notify Seller in writing of the same, and Purchaser shall have the right, within thirty (30) days after the Effective Date, to terminate this Agreement with respect to such Property, in which event the Property Termination Procedure shall apply.

                                   ARTICLE VI

                        STATUS OF TITLE TO THE PROPERTIES

      Section 6.1. Preliminary Evidence of Title. Within thirty (30) days following the Effective Date, Purchaser shall use commercially reasonable efforts to obtain each of the following documents (and shall provide to Seller a copy of such documents promptly after Purchaser's receipt thereof):

            (a) with respect to the Owned Properties, title insurance commitments (the "OWNER'S TITLE COMMITMENTS") for ALTA Form B (1992) Owner's Title Insurance Policies proposing to insure Purchaser and committing to insure each Owned Property, issued by First American Title Insurance Company (referred to herein as the "TITLE COMPANY" or "ESCROWEE").

            (b) with respect to the Leased Properties, leasehold title insurance commitments (the "LEASEHOLD COMMITMENTS," and, together with the Owner's Title Commitments, the "TITLE COMMITMENTS") for ALTA Leasehold Owners Title Insurance Policies proposing to insure Purchaser and committing to insure the leasehold interest in each Leased Property, issued by the Title Company.

            (c) current survey plats (collectively, the "SURVEYS") of each of the Properties certified to Purchaser and the Title Company (and such other persons or entities as Purchaser may designate) by a surveyor registered in the state in which such Property is located, prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.

      Section 6.2. Title Defects. If any Title Commitment or Survey discloses any (i) mortgages, deeds of trust, financing statements, judgments, mechanic's liens, materialmen's liens, tax liens, or similar monetary liens, (ii) material encroachments, or (iii) other title exceptions or defects that materially and adversely affect the future use or operation of a Property as a Sears brand retail store, including, without limitation, the sale of consumables and transactional merchandise (a "MATERIAL TITLE DEFECT"), Purchaser shall use commercially reasonable efforts to notify Seller in writing of such Material Title Defect within ten (10) days after Purchaser's receipt of a Title Commitment and Survey for a Property, but in no event later than forty five (45) days after the Effective Date (the "TITLE REVIEW PERIOD"), and Seller shall have ten (10) days from the receipt of Purchaser's notice ("SELLER'S TITLE CURE ELECTION PERIOD") to elect whether to have the Material Title Defect removed or cured (or to commit to do the same), to the reasonable satisfaction of Purchaser. In the event Seller elects, within Seller's Title Cure Election Period, not to remove or cure such Material Title Defect, Purchaser shall have the option, within ten (10) days after the expiration of Seller's Title Cure Election Period, to either (i) waive such Material Title Defect and proceed to Closing for such Property in accordance with this Agreement, or (ii) elect not to acquire such Property and related Transferred Assets, in which event the Property Termination Procedure shall apply. In the event Seller elects, within Seller's Title Cure Election Period, to remove or cure such Material Title Defect, Seller shall be entitled to a period ending on the later of (1) 30 days after the expiration of Seller's Title Cure Election Period, or (2) the Closing Date with respect to such Property, to remove or cure such Material Title Defect, upon which removal or cure the parties shall proceed to Closing for such Property in accordance with this Agreement. Any liens, encumbrances, title defects or other title exceptions disclosed in any Title Commitment or Survey and which do not constitute Material Title Defects (and any Material Title Defects which Purchaser elects to waive pursuant to this Section 6.2), shall be referred to herein as the "PERMITTED EXCEPTIONS". Notwithstanding the foregoing, Seller shall cause to be removed and discharged of record prior to Closing (i) any lien encumbering the Property and securing money borrowed by Seller, and (ii) any mechanic's lien, judgment lien or other lien securing a liquidated sum relating to work performed by or on behalf of Seller or otherwise required to be removed by Seller pursuant to the applicable Lease for such Property, provided that Seller shall not be required to remove or discharge at Closing any bona fide mechanic's liens, judgment liens or other liens (excluding judgment liens relating to non-appealable judgments) encumbering the Property and described in this clause (ii) if the aggregate amount of such liens exceeds five percent (5%) of the Purchase Price allocated to such Property, and if Seller so elects not to remove and discharge such liens at Closing pursuant to this proviso, then Purchaser shall have the same rights (as set forth in the second sentence of this Section 6.2) as if Seller shall have elected not to cure a Material Title Defect, except that if Purchaser elects to waive such Material Title Defect and to proceed to Closing, the Purchase Price allocated to such Property shall be reduced by five percent (5%).

      Section 6.3. Permitted Exceptions. As used in this Agreement, the term "PERMITTED EXCEPTIONS" shall mean the following:

            (a)   the matters deemed to be Permitted Exceptions pursuant to
      Section 6.2;

            (b) any title exceptions or defects (A) over which the Title Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser's account), (B) against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser's account) (provided that any insurance by the Title Company pursuant to clauses (A) and (B) shall be in a form acceptable to Purchaser in its reasonable discretion), (C) which will be extinguished upon the Closing of the Property, or (D) which are the responsibility of a Landlord under a Lease to cure, correct or remove and which will not result in a forfeiture of the tenant's interest under the Lease or in the Property;

            (c) Real property taxes which are a lien but not yet due and payable, subject to proration in accordance with Section 4;

            (d) any Applicable Laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property, including, without limitation, those relating to zoning and land use;

            (e) any installment not due and payable as of the Closing Date of assessments imposed after the date hereof and affecting the Property or any portion thereof; and

            (f) any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Property, provided the same do not materially and adversely affect the present use of the Property and will not materially and adversely affect Purchaser's intended use of the Property.

      Section 6.4. Cooperation By Seller. If necessary in order for the Title Company to issue a Title Commitment or to deliver to Purchaser copies of the underlying title documents, Seller shall, promptly after request from Purchaser or Purchaser's attorneys, (and, if necessary, shall request that the applicable Landlord) deliver to the Title Company or any applicable Governmental Entity any authorizations reasonably required by the Title Company or the applicable Governmental Entity, in order to release such documents to Purchaser.

                                   ARTICLE VII

                         CASUALTY LOSS AND CONDEMNATION

      Section 7.1. Condemnation or Material Casualty. If, prior to any Closing, any Property or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction which Purchaser and Seller reasonably estimate would cost in excess of $750,000 to repair or restore or which materially impedes access to the respective Property or any material part thereof) (a "MATERIAL CASUALTY"), Purchaser shall have the option, which may be exercised not later than the later of (x) ten (10) days prior to the applicable Closing, or (y) ten (10) days following the date Purchaser receives written notice of the condemnation or material damage, to:

            (a) proceed to consummate the transactions contemplated by this Agreement with respect to the Property, notwithstanding such casualty or condemnation, and receive a credit at Closing in the amount of the costs to repair any damage (in an amount reasonably acceptable to Seller and Purchaser); or

            (b) elect not to acquire the Property and other Transferred Assets related to such Property, in which event the Property Termination Procedure shall apply.

            (c) In the event that Seller and Purchaser cannot agree as to the amount of credit set forth in Section 7.1(a) above, Seller and Purchaser agree to promptly submit the matter to an independent, licensed third party contractor that has performed similar work in the area where the Property is located (a "QUALIFIED CONTRACTOR") and that is mutually acceptable to Seller and Purchaser, to determine the amount of such credit. If the parties are unable to agree upon such contractor, each party shall select a Qualified Contractor, and the two
      (2) contractors shall mutually agree on a third Qualified Contractor, which third contractor shall determine the amount of such credit. Each party shall pay the cost of its respective contractor and the parties shall each pay for one-half of the cost of the mutually acceptable contractor or the third contractor, as applicable.

      Section 7.2. Non-Material Casualty. If there is any other damage or destruction (that is, damage or destruction which Purchaser and Seller reasonably estimate would cost $750,000 or less to repair or restore, or which does not materially impede access to the Property or any material part thereof), Seller shall either, at Seller's option, (i) completely repair such damage prior to Closing in a manner reasonably satisfactory to Purchaser, or (ii) allow Purchaser a credit against the Purchase Price in an amount equal to the estimated cost of repair (determined as set forth in Section 7.1 above), as of the Closing Date.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

      Section 8.1. Seller's Representations and Warranties. Seller represents and warrants to Purchaser that the following are true, complete and correct as of the Effective Date and shall be true, complete and correct as of each Closing Date (with respect to the Properties being transferred and conveyed as of such Closing Date):

            (a) Seller is duly organized, validly existing, and in good standing under the laws of the State in which Seller was incorporated. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby has been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the law of fraudulent transfer and conveyance.

            (b) Neither the execution and delivery of this Agreement nor its performance by Seller will conflict with or result in the breach of any contract, agreement, or Applicable Laws to which Seller is a party, other than Leases, ground leases or Permitted Exception documents for which Required Consents are necessary as set forth in Section 5.2(c).

            (c) No approvals, consents, authorizations, declarations, registrations or notices of or to any Governmental Entity that have not been received or made is required by or with respect to Seller in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby except for (i) the filing of any premerger notification and report forms and the expiration or termination of any waiting periods required by the HSR Act, (ii) any applicable approvals, consents, authorizations, declarations, registrations or notices under any pharmacy regulations or to any Governmental Entities or third party administrators in connection with the transactions contemplated under Article II ("PHARMACY APPROVALS"), and (iii) any other approvals, consents, authorizations, declarations, registrations or notices that, if not made or obtained, would not materially and adversely affect the ability of Seller to perform its obligations under this Agreement or under any instrument, document or agreement required to be executed and delivered pursuant hereto (collectively, the "RELATED AGREEMENTS") or to consummate the transactions contemplated hereby or thereby.

            (d) Seller is the owner of the Personal Property, free and clear of all liens and encumbrances.

            (e) Seller has not entered into any currently effective agreement to lease (other than the Leases), sell, mortgage or otherwise encumber or dispose of its interest in any of the Transferred Assets or any part thereof (other than currently effective Subleases, or otherwise in the ordinary course of business), except for this Agreement, any Permitted Exceptions and mortgages, deeds of trust or other encumbrances that will be satisfied and released from the Properties at or before the Closing.

            (f) Except as set forth on Schedule 8.1(f) attached hereto, to the knowledge of Seller, Seller has not received any written notice that the Transferred Assets or any part thereof are presently in violation in any material respect of any Applicable Laws, or any covenants or restrictions of record applicable to the particular Transferred Assets, provided that notwithstanding anything to the contrary herein, the provisions of this
      Section 8.1(f) relating to Violations shall be applicable only as of the Effective Date, and any Violations issued with respect to the Properties subsequent to the Effective Date shall be governed by Section 5.1(d) hereof.

            (g) Except as set forth on Schedule 8.1(g), to the knowledge of Seller, there is no action, proceeding or investigation pending or threatened against or involving the Transferred Assets or against Seller with respect to the Transferred Assets before any court or governmental department, commission, board, agency or instrumentality.

            (h) Except as set forth on Schedule 8.1(h) attached hereto, Seller has not received written notice of any proposed material reassessment of any Property for purposes of real estate taxes. Except as set forth on
      Schedule 8.1(h-1), Seller has not received written notice of any special or general assessments affecting any Property.

            (i) Schedule 1.1(b)-1 describes all of the Leases, including all amendments, modifications and revisions thereof (all of which are deemed included within the term

      "Leases" defined herein), and Seller has made available to Purchaser true and complete copies of all Leases, except as set forth on Schedule 1.1(b)-1. Each of the Leases is in full force and effect. To Seller's knowledge, no commissions to any broker or leasing agent and payable by Seller are due or will become due pursuant to an agreement made by Seller on account of any of the Leases or upon extension or renewal of the original term thereof, whether or not pursuant to an option or other rights contained in the Lease. Except as set forth on Schedule 8.1(i)-1 attached hereto, Seller has not received or given any written notice from or to a Landlord that any default exists on the part of the Seller or the respective Landlord under any of the Leases, which default has not been cured. Schedule 8.1(i)-2 discloses all unapplied security and other deposits held by Landlords under the Leases. Seller has not made any advance payment of rent (other than for the current month) on account of any of the Leases. All written or oral leases, subleases, license agreements, concession agreements or tenancies or rights of possession affecting the Leased Properties entered into by Seller other than the Leases (collectively, the "SUBLEASES") shall be terminated effective at or prior to each Occupancy Delivery Date (except for those Subleases and consent agreements listed on Schedule 8.1(j), which shall not be terminated (the "APPROVED SUBLEASES")). All of the Leases are assignable by Seller at Closing as contemplated by this Agreement without the consent of any other party, except for the Required Consents. The square footage amounts for Seller's stores at the Properties set forth on Schedule 8.1(i)-3 do not include any of the space subleased under the Approved Subleases.

            (j) (i) Schedule 8.1(j) describes the Approved Subleases, including all amendments, modifications and revisions thereof (all of which are deemed included within the term "APPROVED SUBLEASES"), and, except for the Additional Approved Sublease Documents, Seller has made available to Purchaser true and complete copies of all the Approved Subleases, (ii) each of the Approved Subleases is in full force and effect, (iii) except as set forth in Schedule 8.1(j), Seller has not received or given any written notice from or to a subtenant that any default exists on the part of Seller or the subtenant under any of the Approved Subleases, which default has not been cured, and, to Seller's knowledge, no subtenant is currently in default in any material respect under any Approved Sublease, (v) to Seller's knowledge, no right or claim of setoff against rent exists or has been claimed in writing to exist by any subtenant under the Approved Subleases, (vi) Schedule 8.1(j) discloses all security and other deposits made by each subtenant under the Approved Subleases, (vii) Seller has not received any advance payment of rent (other than for the current month) under any of the Approved Subleases except as shown on Schedule 8.1(j), and (viii) the premises subleased pursuant to the Approved Subleases are located outside the walls of Seller's store operated on each Property. Notwithstanding the foregoing, with respect to those Approved Subleases comprising consent agreements and not actual Subleases, Seller's representations and warranties set forth above shall only be made to Seller's knowledge. Notwithstanding anything herein to the contrary, with respect to Seller's representations and warranties set forth in Section 8.1(i) and (j) of this Agreement, upon receipt by Purchaser of an estoppel letter (in the form described in this Agreement) from a Landlord or subtenant, as applicable, for any Property, Seller's representations and warranties with respect to the matters contained in such estoppel letter shall terminate and be of no further force or effect.

            (k) Except as disclosed on Schedule 8.1(k) attached hereto and except as disclosed in any Phase 1 or Phase 2 reports or other due diligence information or materials received by Purchaser, Seller has received no written notice: (i) of the presence of any under or above-ground storage tanks on, in or under any Property; (ii) that there are any uncured violations of Environmental Laws that have been issued and are currently in effect with respect to (x) any Hazardous Materials or any asbestos-containing materials, lead-based paint, or mold contamination on, in or under any Property; or (y) the presence of any polychlorinated biphenyls or radioactive materials located on any Property. To Seller's knowledge, there is no ongoing environmental remediation or investigation being performed by or on behalf of Seller with respect to any of the Properties.

                  For purposes of this Agreement, the phrase "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation and any common laws regarding health, safety, radioactive materials, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C.
      Section 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. Section 651, et seq. ("OSHA"), the Clean Air Act, 42 U.S.C.
      Section 7401, et seq. ("CAA"), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. ("FWPCA"), the Safe Drinking Water Act, 42 U.S.C. Section 3001, et seq. ("SDWA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq. ("EPCRA"), the Endangered Species Act of 1973, 16 U.S.C.
      Section 1531 et seq. ("ESA"), the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq. ("FIFRA") and other comparable federal, state or local laws, each as amended, and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder. The phrase "HAZARDOUS MATERIALS" shall mean each element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws or the Release of which is regulated under Environmental Laws. The term "Release" shall mean the discharge, disposal, deposit, injection, dumping, spilling, leaking, leaching, placing, presence, pumping, pouring, emitting, emptying, escaping, or other release of any Hazardous Material.

                  For purposes of the representations and warranties set forth in the foregoing clause (l) of Section 8.1 hereof, "HAZARDOUS MATERIALS" shall not include consumer products, office supplies, and cleaning and maintenance supplies stored and used in the ordinary course of operation of the Properties and in compliance with applicable Environmental Laws.

            (l) Seller has not received any written notice that any fact or condition exists which would result in the termination or discontinuation of any necessary utilities at any Property, including, without limitation, gas, electricity, telephone, water and sanitary and storm sewers.

            (m) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by Seller.

            (n) To Seller's knowledge, Schedule 8.1(n) (i) lists (by store number) those Leased Properties that are subject to ground leases (i.e., where the Leases are actually subleases by Seller which are subject to ground leases between the Landlord (or its predecessor in interest), as ground lessee, and the owner of the fee title to the Property, as ground lessor (collectively the "GROUND LEASES", and (ii) Seller has made available to Purchaser such Ground Lease documents (including amendments, modifications and revisions) in Seller's possession and control. To Seller's knowledge, each of the Ground Leases is in full force and effect. Seller has not received any written notice that any default exists on the part of the fee owner of the Property or the respective Landlord under any of the Ground Leases, which default has not been cured.

      Section 8.2. Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that the following are true, complete and correct as of the date of this Agreement and shall be true, complete and correct as of each Closing Date (with respect to the Properties being transferred and conveyed as of such Closing Date):

            (a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement nor its performance by Purchaser, will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party or by which Purchaser is bound.

            (c) No approvals, consents, authorizations, declarations, registrations or notices of or to any Governmental Entity that has not been received or made is required by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby except for (i) the filing of any premerger notification and report forms and the expiration or termination of any waiting periods required by the HSR Act,
      (ii) any Pharmacy Approvals, and (iii) any other approvals, consents, authorizations, declarations, registrations or notices that, if not made or obtained, would not materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement or any Related Agreement or to consummate the transactions contemplated hereby or thereby.

            (d) Except for the fees payable to Morgan Stanley & Co. Incorporated (which shall be paid solely by Purchaser), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee, commission or expense in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

            (e) Purchaser presently intends to spend in the aggregate amongst all the Properties the sum of $150,000,000 to renovate the Properties (based on acquiring all 54 Properties).

      Section 8.3. Definitions of Knowledge and Notice. As used in Section 8.1 above, the term "SELLER'S KNOWLEDGE" (or variations thereof) means with respect to any matter, the actual knowledge of Jeff Stollenwerck, Vice President of Real Estate of Seller. As used in Section 8.1 above, the term "WRITTEN NOTICE RECEIVED BY", "RECEIPT OF WRITTEN NOTICE BY" or "WRITTEN NOTICE GIVEN BY" Seller (or variations thereof) means, with respect to any matter, any written notice received or given by the person described in the first sentence of this Section 8.3.

      Section 8.4. "As-Is" Condition. Purchaser confirms that prior to the Effective Date, it has inspected the Properties and the Leases, environmental reports, engineering reports, inspection reports and other reports, documents and agreements relating to, or prepared or received in connection with, Purchaser's due diligence investigation of the Transferred Assets, and except as expressly set forth in (a) this Agreement, including, without limitation, in
Section 8.1 hereof, (b) the Related Agreements, and (c) the closing documents to be delivered by Seller pursuant to Section 4.2, the Properties shall be conveyed by Seller, and accepted by Purchaser, in their "as-is" condition as of the Effective Date, ordinary wear and tear between the Effective Date and the Closing Date excepted. Other than the express representations and warranties of Seller expressly set forth herein, Purchaser has not relied upon any oral or written information from Seller or its employees, affiliates, agents, consultants, advisors or representatives, nor has Purchaser relied on any representation or warranty, express or implied, regarding any of the Owned Properties or the Leased Properties, including, without limitation, any representation or warranty with respect to (i) the physical condition of the Property, including the physical condition of any improvement comprising all or a part of an Owned Property or a Leased Property, (ii) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Entity (including, without limitation, Environmental Laws), (iii) the presence or alleged presence of any Hazardous Substances at, within, under or generated by or from any Property, (iv) the current or future use of an Owned Property, or a Leased Property, including, but not limited to, any Property's use for commercial, retail, industrial or other purposes. Except as expressly set forth herein (including in Section 8.1 with regard to the representations and warranties of Seller as to the Leases), Purchaser further acknowledges that all materials which have been provided by or on behalf of Seller with respect to the Properties have been provided without any warranty or representation, expressed or implied, as to their content, suitability for any purpose, accuracy, truthfulness or completeness, and Purchaser shall not have any recourse against Seller in the event of any errors therein or omissions therefrom. Purchaser is acquiring the Properties based solely on its own independent investigation and inspection of the Properties and not in reliance on any information provided by Seller, except for the representations expressly set forth herein. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its due diligence and agrees that it shall rely solely on its own independently developed or verified information, except for the representations of Seller expressly set forth herein. In amplification, and not in limitation, of the foregoing, with respect to any Properties conveyed by Seller to Purchaser hereunder, Purchaser shall acquire such Properties subject to, and without recourse to Seller (except for any violation or breach by Purchaser of any representation, warranty or covenant set forth in this Agreement that survives the Closing, and also subject to the provisions of Section 11.1(d) with respect to Third Party Environmental Claims) with respect to, any matters or conditions described in clauses (i) through (iv) of the second sentence of this Section 8.4, and notwithstanding anything to the contrary in Sections 1.3 and 1.4 hereof, none of such matters or conditions shall constitute Excluded Liabilities or Assumed Liabilities hereunder. The provisions of this Section 8.4 shall survive Closing.

                                   ARTICLE IX

                         INVESTIGATION OF EACH PROPERTY

      Section 9.1. Access to Properties. From the Effective Date through the applicable Closing for each Property, Purchaser and its employees, agents, engineers, surveyors, appraisers, and other representatives (collectively, "PURCHASER'S REPRESENTATIVES"), shall have the right to enter upon the Properties and to inspect the same subject to and in accordance with that certain letter agreement between the parties dated March 16, 2004, as amended by a First Amendment to such letter agreement dated the date hereof (as so amended, the "CONFIDENTIALITY AND ACCESS AGREEMENT").

                                    ARTICLE X

                               CLOSING CONDITIONS

      Section 10.1. Purchaser's Closing Conditions. The following conditions shall be satisfied at Closing with respect to each Property and other Transferred Asset being conveyed at a Closing:

            (a) Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the acquisition of a Property and the related Transferred Assets at a Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions with respect to such Property and other Transferred Assets (the "PURCHASER CLOSING CONDITIONS"), any or all of which may be waived in writing by Purchaser in whole or in part, to the extent permitted by Applicable Law:

            (i) the representations and warranties of Seller set forth in this Agreement with respect to such Transferred Assets shall be true, correct and complete in all material respects (other than to the extent already qualified by materiality, in which case each shall be true, correct and complete in all respects) as if made by Seller as of such Closing Date;

            (ii) Seller shall have performed and satisfied in all material respects each material obligation, term and condition hereunder to be performed and satisfied by Seller prior to such Closing with respect to the Transferred Assets being conveyed at such Closing, including, without limitation, delivery of all closing documents referenced in Section 4.2(a) of this Agreement or otherwise required hereunder;

            (iii) with respect to any Property being transferred and assigned at such Closing that is listed on Schedule 5.2(c) hereto, Purchaser shall have received a Required Consent, executed and delivered by the Landlord or other third party, as applicable; with respect to each Lease being assigned and conveyed at such Closing, (x) an estoppel letter from the Landlord or a Seller Tenant Estoppel in accordance with Section 5.2(d) hereof, and
                  (y) an SNDA in accordance with Section 5.2(d) hereof from (I) the ground lessor with respect to Store No. 7784 (Vega Alta, Puerto Rico) and (II) from mortgage lenders with respect to Store Nos. 7446 (Cayey, Puerto Rico) and 7427 (Londonderry, New Hampshire); and with respect to each Approved Sublease being assigned at such Closing an estoppel letter from the subtenant or a Seller Subtenant Estoppel in accordance with
                  Section 5.2(d) hereof;

            (iv) at Closing, Seller shall convey to Purchaser (or, to the extent permitted hereunder, Purchaser's designee) fee title or leasehold title, as applicable, to the Property as required by this Agreement, subject only to the Permitted Exceptions (as evidenced by an updated title commitment for such Property ordered by Purchaser and issued by the Title Company showing no title exceptions other than the Permitted Exceptions);

            (v) at the time of Closing, each Property shall be in substantially the same condition and repair as existed on the Effective Date, ordinary wear and tear and damage from an event of casualty or condemnation (subject to Article VII hereof) excepted;

            (vi) no Non-Seller Violation affecting the Property which has not been cured shall have been issued by any Governmental Entity with respect to which the estimated cost of correcting or curing such Non-Seller Violation (as estimated by an independent architect or engineer designated by Purchaser and approved by Seller) shall exceed five percent (5%) of the allocated Purchase Price of such Property;

            (vii) as of the applicable Closing Date, there shall not be any currently effective injunction prohibiting the closing of the transfer of the applicable Property;

           (viii) any applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated; and

            (ix) None of the Additional Approved Sublease Documents provided to Purchaser pursuant to Section 5.5 hereof shall prohibit Purchaser from operating a Sears brand store at the Property, including without limitation the sale of consumable and transactional merchandise. Purchaser shall promptly review any Additional Approved Sublease Documents provided by Seller and shall notify Seller in writing, within five (5) Business Days of receipt of any Additional Approved Sublease Documents, whether such documents, in Purchaser's reasonable judgment, prohibit Purchaser from operating a Sears brand store at the Property, including without limitation the sale of consumable and transactional merchandise.

      Section 10.2. Seller's Closing Conditions. The obligations of Seller to consummate the sale of a Property and the related Transferred Assets at a Closing shall be subject to the fulfillment, at or prior to the applicable Closing, of each of the following conditions with respect to such Property and other Transferred Assets (the "SELLER CLOSING CONDITIONS"), any or all of which may be waived by Seller in whole or in part, to the extent permitted by Applicable Law:

            (i) Purchaser shall have paid the portion of the Purchase Price due to Seller pursuant to Article III with respect to the applicable Property and other Transferred Assets;

            (ii) Purchaser shall have performed and satisfied in all material respects each material obligation, term and condition to be performed and satisfied by Purchaser under this Agreement with respect to the Property and other Transferred Assets, including, without limitation, delivery of all closing documents referenced in Section 4.2(b) of this Agreement or otherwise required hereunder;

            (iii) Each representation or warranty of Purchaser set forth in this
                  Agreement shall be true and correct in all material respects (other than to the extent already qualified by materiality, in which case each shall be true, correct and complete in all respects) as if made by Purchaser as of such Closing Date;

            (iv) as of the applicable Closing Date, there shall not be any currently effective injunction prohibiting the closing of the transfer of the applicable Property;

            (v) any applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated; and

            (vi) with respect to any Property being transferred and assigned at such Closing that is listed on Schedule 5.2(c) and for which a Required Consent is required, Seller shall have received such Required Consent, executed and delivered by the Landlord or other third party, as applicable; provided, however, that if Purchaser has elected to waive the receipt of such Required Consent as a Purchaser Closing Condition and agrees to indemnify, defend and hold harmless Seller from and against all Losses (as defined below) resulting from Seller assigning such Lease to Purchaser without such Required Consent, Seller shall waive this Seller Closing Condition and proceed to the Closing for such Property.

                                   ARTICLE XI

                                 INDEMNIFICATION

      Section 11.1. Indemnification.

      (a) Indemnification by Seller. Subject to the provisions of this Article XI, from and after the applicable Closing, Seller agrees to indemnify and hold harmless Purchaser and its officers, directors, employees and affiliates (collectively, the "PURCHASER INDEMNIFIED PARTIES"), against any and all actual loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) (collectively, "LOSSES") incurred or suffered by the Purchaser Indemnified Parties, or any of them, to the extent arising or resulting from (i) the breach of any representation or warranty made by Seller in this Agreement, (ii) the breach by Seller of any covenant set forth in Sections 5.1(b), (c), (e), (f), (j), (m) and (n) hereof, which breach is not discovered by Purchaser until after Closing, (iii) the breach by Seller of any covenant set forth in Article II hereof, (iv) any Excluded Liability, other than Third Party Environmental Claims, as hereinafter defined, and (v) any material misrepresentation by Seller contained in a Seller Subtenant Estoppel or a Seller Tenant Estoppel.

      (b)   Indemnification by Purchaser. Subject to the provisions of this
Article XI from and after the applicable Closing, Purchaser agrees to indemnify and hold harmless Seller and its officers, directors, employees and affiliates (the "SELLER INDEMNIFIED PARTIES" and together with the Purchaser Indemnified Parties, the "INDEMNIFIED PERSONS"), against any and all Losses incurred or suffered by the Seller Indemnified Parties, or any of them, to the extent arising or resulting from (i) the breach of any representation or warranty made by Purchaser in this Agreement and (ii) any Assumed Liability, other than Third Party Environmental Claims.

      (c) As used herein, the term "THIRD PARTY ENVIRONMENTAL CLAIMS" shall mean shall mean all suits, actions, claims or proceedings of or by Governmental Entities, Landlords or other third parties with respect to (i) the presence or alleged presence of Hazardous Materials at, in, under, or generated by or from any Property, (ii) any Release at or from any Property, or (iii) any alleged or actual non-compliance with any Environmental Laws with respect to any Property.

      (d) Nothing in this Section 11.1 or any other provision of this Agreement shall preclude either Seller or Purchaser from exercising any rights or remedies available against each other or any third parties under any Applicable Laws, including, without limitation, Environmental Laws, common law or in equity with respect to Third Party Environmental Claims.

      Section 11.2. Proceedings Involving Third Parties. The rights and obligations of Purchaser and Seller in connection with their respective indemnities pursuant to Section 11.1 hereunder resulting from any claim or other assertion of liability by a third party (a "THIRD PARTY PROCEEDING") shall be subject to the following terms and conditions:

            (a) The Indemnified Person shall give prompt written notice of such Third Party Proceeding to the party from whom indemnification is sought (the "INDEMNIFYING PERSON"), but the failure to give such notice or a delay in giving such notice shall not affect the Indemnified Person's right to indemnification or the Indemnifying Person's obligation to indemnify as set forth in this Agreement, except to the extent the Indemnifying Person's ability to remedy, contest, defend or settle with respect to such Third Party Proceeding is actually prejudiced thereby. Such written notice shall describe in reasonable detail the facts constituting the basis for such Third Party Proceeding and the amount of the potential Loss, in each case to the extent known. Within twenty (20) days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, elect to assume control of the Third Party Proceeding with counsel reasonably satisfactory to the Indemnified Person. Notwithstanding the foregoing, the Indemnified Person shall retain control of such Third Party Proceeding if (i) the Indemnifying Person elects not to assume control, (ii) the Indemnifying Person shall fail to undertake to defend such Third Party Proceeding, or diligently pursue or maintain such defense, within a reasonable time after receipt of notice thereof, (iii) the Indemnified Person reasonably concludes that the Indemnifying Person and Indemnified Person have conflicting interests with respect to such Third Party Proceeding which may materially and adversely affect the Indemnified Person, or (iv) the Third Party Proceeding involves a claim for injunctive, equitable or other non-monetary relief.

            (b) The party not controlling such Third Party Proceeding (the "NON-CONTROLLING PARTY") may participate therein at its own expense. The party controlling such Third Party Proceeding (the "CONTROLLING PARTY") shall keep the Non-controlling Party advised of the status of such Third Party Proceeding and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall promptly furnish the Controlling Party with such non-privileged information as it may have with respect to such Third Party Proceeding (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party with respect to such Third Party Proceeding. The Indemnifying Person shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Person shall not be required if (i) the Indemnifying Person agrees in writing to pay all amounts payable pursuant to such settlement or judgment, and (ii) the proposed settlement of such Third Party Proceeding (x) includes as an unconditional term thereof a complete and irrevocable release of the Indemnified Person from all liability with respect to such Third Party Proceeding, (y) provides for no injunctive, equitable or other non-monetary relief against the Indemnified Person, and (z) has no other adverse effect on the Indemnified Person. The Indemnified Person shall not agree to any settlement of, or the entry of any judgment arising from (and the

      Indemnifying Person shall have no indemnification obligations with respect
      to), any such Third Party Proceeding without the prior written consent of the Indemnifying Person, which shall not be unreasonably withheld, conditioned or delayed.

      Section 11.3. Objections to Claims for Indemnification; Resolution by the Parties. An Indemnifying Person may make a written objection ("OBJECTION") to any claim for indemnification, which Objection shall state in reasonable detail the basis therefor. The Objection shall be delivered to the Indemnified Person within thirty (30) days after receipt by the Indemnifying Person of notice of a claim for indemnification from an Indemnified Person. The Indemnifying Person and the Indemnified Person shall attempt in good faith to resolve any claim for indemnification to which an Objection is made. If the Indemnifying Person and the Indemnified Person are unable to resolve a claim for indemnification to which an Objection has been made within thirty (30) days of receiving such Objection (as such period may be extended by mutual agreement between Purchaser and Seller), either the Indemnifying Person or the Indemnified Person shall serve the other with a written demand for arbitration within forty-five (45) days of the expiration of such thirty (30) day period. Any such arbitration shall be held in New York City and shall be conducted before a single arbitrator mutually agreeable to Purchaser and Seller and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event that within thirty (30) days after submission of any dispute to arbitration Purchaser and Seller cannot mutually agree on one arbitrator, Purchaser and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or, if applicable, the majority of the three arbitrators regarding any claim for indemnification to which an Objection has been made shall be binding and conclusive. Such decision shall be written and shall be supported by written findings of fact and conclusions, which shall set forth the award, judgment, decree or order awarded by the arbitrator. The parties agree to complete such arbitration as expeditiously as reasonably practicable.

      Section 11.4. Treatment of Indemnification Claims. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

      Section 11.5. Exclusive Remedy. The parties hereby acknowledge and agree that, from and after the Closing Date with respect to an applicable Property, the exclusive remedy of the parties hereto with respect to any Losses described in Sections 11.1(a) and 11.1(b) relating to such Property shall be pursuant to indemnification under this Article XI; provided, however, that the foregoing shall not limit the remedies of the parties in the event of any breach or default under any Take-Back Lease.

      Section 11.6. Survival. All representations and warranties set forth in
Article II and Article VIII of this Agreement, and the indemnification obligations set forth in Sections 11.1(a)(i), and 11.1(b)(i), shall survive the Closing and shall expire and terminate on the date that is twelve (12) months after the Second Occupancy Delivery Date. The indemnification obligations set forth in Sections 11.1(a)(ii), (iv) and (v) and 11.1(b)(ii) shall survive the Closing Date without limitation except as provided under Applicable Law. The indemnification obligations set forth in Section 11.1(a)(iii) with respect to any Pharmacy Assets shall survive the Closing Date for the related Property and shall expire and terminate at the later to occur of (1) the Occupancy Delivery Date for the related Property and (2) the date that is 30 days after the transfer of such Pharmacy Assets. Notwithstanding anything herein to the contrary, each representation or warranty that is the subject of one or more claims asserted in writing prior to the expiration of the twelve (12) month period set forth above shall survive with respect to the related claim or claims until the final resolution thereof.

      Section 11.7. Limitation on Indemnification. Notwithstanding anything to the contrary set forth in Section 11.1(a) of this Agreement or elsewhere in this Agreement, (a) Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement, in the event the Closing occurs, to make a claim against Seller for Losses that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties in Articles II or VIII hereof or in any Seller Subtenant Estoppel or Seller Tenant Estoppel being untrue, inaccurate or incorrect in any material respect if Purchaser has actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless proceeds with the Closing hereunder, (b) Seller's liability for the breach of any representations or warranties of Seller contained in Articles II or VIII or pursuant to Section 11.1(a)(i) of this Agreement, shall be limited to claims in excess of $1,500,000 in the aggregate; upon reaching such claims which exceed $1,500,000 in the aggregate, Purchaser may pursue such claims against Seller for Losses resulting from Seller's breach of any representations and warranties under this Agreement (including the first $1,500,000 of such claims) and (c) Seller's aggregate liability for all claims arising out of any breach of such representations or warranties shall not exceed $62,100,000, except that there shall be no cap on Seller's liability for such breaches of the representations or warranties set forth in Sections 8.1(a), (b), or (c) hereof or in any Seller Tenant Estoppel or Seller Subtenant Estoppel. As used in this paragraph, the term "actual knowledge" of Purchaser shall mean the actual knowledge of Tony Will with no duty of inquiry or investigation.

            Notwithstanding anything to the contrary set forth in this Agreement, (a) Seller hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement, in the event the Closing occurs, to make a claim against Purchaser for Losses that Seller may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Purchaser's representations or warranties in
Section 11.1(b)(i) being untrue, inaccurate or incorrect if Seller has actual knowledge (as defined in Section 8.3 hereof) that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Seller nevertheless proceeds with the Closing hereunder, and (b) Purchaser's liability for breach of any representations or warranties of Purchaser contained in Article VIII hereof or pursuant to Section 11.1(b)(i) shall be limited to claims in excess of $1,500,000 in the aggregate. Upon reaching such claims which exceed $1,500,000 in the aggregate, Seller may pursue such claims against Purchaser for Losses resulting from Purchaser's breach of any representations and warranties under this Agreement (including the first $1,500,000 of such claims). Purchaser's aggregate liability for all claims arising out of any breach of such representations or warranties shall not exceed $62,100,000, except that there shall be no cap on Purchaser's liability for breaches of the representations or warranties set forth in Sections 8.2(a), (b), or (c) hereof.

                                   ARTICLE XII

                              DEFAULTS AND REMEDIES

      Section 12.1. Defaults and Remedies.

      (a) Defaults and Remedies Which Relate to Five (5) Or Less Properties. If Purchaser shall default in the performance of its material obligations under this Agreement, which default relates solely to five (5) or less Properties (such Properties relating to the default of either Seller or Purchaser shall be referred to herein as the "DEFAULTING PROPERTIES"), and if such default is not cured by Purchaser within fifteen (15) Business Days after written notice thereof from Seller to Purchaser, then Seller shall have the right, at Seller's option, to terminate this Agreement solely with respect to the Defaulting Properties (in which event clauses (ii) through (v) of the Property Termination Procedure shall apply), and (i) sue Purchaser for actual damages suffered by Seller as a result of such default which relates to the Defaulting Properties (in which event the Deposit allocable to the Defaulting Properties shall continue to be held by Escrow Agent pursuant to Article XIV hereof until such claim for damages is adjudicated and paid) or (ii) retain the Deposit allocable to the Defaulting Properties as liquidated damages. If Seller shall default in the performance of its material obligations under this Agreement, which default relates to five (5) or less Properties, and if such default is not cured by Seller within fifteen (15) Business Days after written notice thereof from Purchaser to Seller, then Purchaser shall have the right, at Purchaser's option, to (x) terminate this Agreement solely with respect to the Defaulting Properties and receive the Deposit allocable to the Defaulting Properties from the Escrow Agent (in which event the Property Termination Procedure shall apply), and Purchaser may sue Seller for actual damages suffered by Purchaser as a result of such default which relates to the Defaulting Properties, or (y) institute a suit against Seller for specific performance of Seller's obligations under this Agreement with respect to the Defaulting Properties.

      (b) Defaults and Remedies Which Relate to More Than Five (5) Properties. If Purchaser shall default in the performance of its material obligations under this Agreement, which default relates to more than five (5) Properties, and if such default is not cured by Purchaser within fifteen (15) Business Days after written notice thereof from Seller to Purchaser, then Seller shall have the right, at Seller's option, to terminate this Agreement and (i) sue Purchaser for actual damages as a result of such default (in which event the Deposit shall continue to be held by Escrow Agent pursuant to Article XIV hereof until such claim for damages is adjudicated and paid) or (ii) to retain the Deposit (or the remaining portion thereof than being held by the Escrow Agent) as liquidated damages. If Seller shall default in the performance of its material obligations under this Agreement, which default relates to more than five (5) Properties, and such default is not cured by Seller within fifteen (15) Business Days after written notice thereof from Purchaser to Seller, then Purchaser shall have the right, at Purchaser's option, to (x) terminate this Agreement and receive the Deposit (or the remaining portion thereof then being held by the Escrow Agent) from the Escrow Agent, and Purchaser may sue Seller for actual damages suffered by Purchaser as a result of such default, or (y) institute a suit against Seller for specific performance of Seller's obligations under this Agreement.

                                  ARTICLE XIIII

                                  MISCELLANEOUS

      Section 13.1. Assignment. Except as set forth in Section 5.3 hereof, this Agreement may not be assigned by operation of law or otherwise without the express written consent of Purchaser, in the case of Seller, or Seller, in the case of Purchaser, which consent in each such case may be granted or withheld in the sole discretion of each such party. Notwithstanding the foregoing, Purchaser may, upon written notice to Seller given at least five (5) Business Days prior to the applicable Closing Date, designate one or more of its direct or indirect wholly owned subsidiaries (a "PURCHASER SUBSIDIARY") to take title to any Transferred Asset at the Closing (in lieu of Purchaser), provided that any such transfer and assignment of a Lease to a Purchaser Subsidiary shall either (a) not require the consent or approval of the Landlord under the Lease or of any other third party, or (b) be in accordance with, and be permitted under, the terms of any Required Consent obtained with respect to the transfer and assignment of such Lease.

      Section 13.2. Entire Agreement. This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the subject matter hereof and shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the subject matter hereof is hereby rendered null and void, other than the Confidentiality and Access Agreement, which remains in full force and effect.

      Section 13.3. Time is of the Essence. Time is of the essence with respect to the matters covered by this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a Business Day, in which case the period shall be deemed to run until the end of the next Business Day.

      Section 13.4. Further Assurances. Each party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the other party, all rights, interests, powers or benefits intended to be conferred upon it by this Agreement.

      Section 13.5. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or schedules hereto.

      Section 13.6. Legal Fees. In the event of a default by either party of its obligations under this Agreement, the prevailing party in any action or proceeding in any court in connection therewith shall be entitled to recover from such other party its costs and expenses, including, without limitation, reasonable legal fees and associated court costs.

      Section 13.7. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

      If to Seller:

Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084
Attn: Harold W. Lueken, Esq.
      Senior Vice President and General Counsel
Fax: (248) 614-0951

      With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Stephen G. Gellman, Esq.
      Scott K. Charles, Esq.
Fax: (212) 403-2000

      And a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Chetan Gulati
Fax: (212) 403-2000

      If to Purchaser:

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60192-3322
Attn: General Counsel
Fax: (847) 286-6544

      With a copy to:

Jenner & Block LLP
One IBM Plaza
Chicago, Illinois 60611
Attn: Donald I. Resnick, Esq.
Fax: (312) 840-7656

      Section 13.8. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

      Section 13.9. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

      Section 13.10. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, rule, or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect, and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

      Section 13.11. Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience only and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement, and (d) the term "including," as used herein shall mean "including, without limitation," unless the context otherwise requires. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

      Section 13.12. No Third Party Beneficiaries. Except with respect to the Purchaser Indemnified Parties and Seller Indemnified Parties, nothing contained herein, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                                   ARTICLE XIV

                                  ESCROW AGENT

      Section 14.1. Duties and Obligations of Escrow Agent.

      (a) Upon receipt by Escrow Agent of the Deposit (which term, as used herein, shall refer either to the entire Deposit or, following the Initial Closing, the remaining portion of the Deposit then held by the Escrow Agent), Escrow Agent shall cause the same to be deposited into an interest bearing account selected by Escrow Agent, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent's gross negligence or willful misconduct) or (z) any failure to attain a favorable rate of return on such investment. Escrow Agent shall deliver the Deposit (or applicable portion thereof) to Seller or to Purchaser, as the case may be, under the following conditions:

            (i) The portion of the Deposit applicable to the Properties being conveyed at such Closing shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a statement duly executed by Seller and Purchaser authorizing such portion of the Deposit to be released.

            (ii) The Deposit (or applicable portion thereof) shall be delivered to Seller within ten (10) Business Days following receipt by Escrow Agent of written demand therefor from Seller (a copy of which shall be simultaneously sent by Seller to Purchaser) stating that Purchaser has defaulted in the performance of its material obligations under this Agreement, and specifying the Section of this Agreement that entitles Seller to be paid the Deposit (or portion thereof), if Purchaser shall not have given notice of objection in accordance with the provisions set forth below; or

            (iii) The Deposit (or applicable portion thereof) shall be delivered to Purchaser within ten (10) Business Days following receipt by Escrow Agent of written demand therefor from Purchaser (a copy of which shall be simultaneously sent by Purchaser to Seller) stating that Seller has defaulted in the performance of its material obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit (or portion thereof), and specifying the Section of this Agreement that entitles Purchaser to the return of the Deposit (or portion thereof), if Seller shall not have given written notice of objection in accordance with the provisions set forth below; or

            (iv) The Deposit shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.

      (b) Upon the delivery of a written demand for the Deposit (or applicable portion thereof) by Seller or Purchaser, pursuant to subsection (ii) or (iii) above, the other party shall have the right to object to the delivery of the Deposit (or applicable portion thereof), by giving notice of such objection to Escrow Agent (with a copy to the party demanding the Deposit (or applicable portion thereof)) at any time within seven (7) days after such party's receipt of notice of the demand for the Deposit (or applicable portion thereof), but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit until

(x) Escrow Agent receives a notice jointly signed by Seller and Purchaser directing the disbursement of the Deposit (or applicable portion thereof), in which case Escrow Agent shall then disburse the Deposit (or applicable portion thereof) in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit (or applicable portion thereof) with the clerk of the court in which said litigation is pending, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent's sole option, in order to terminate Escrow Agent's duties hereunder, including but not limited to depositing the Deposit (or applicable portion thereof) in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action.

      (c) Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own gross negligence or willful misconduct. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent's fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit, and may decline to take any other action. After delivery of the Deposit (or applicable portion thereof) in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

      (d) Escrow Agent shall have the right at any time to resign as Escrow Agent upon ten (10) Business Days' prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten
(10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company to act as successor Escrow Agent hereunder. At any time after the expiration of such ten
(10) Business Day period, Escrow Agent shall have the right to deliver the Deposit to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

      (e) Seller and Purchaser shall jointly and severally indemnify and hold harmless Escrow Agent from and against any and all costs, losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, court costs, attorneys' fees and disbursements, which may be imposed upon or incurred by Escrow Agent in connection with its acceptance of, or appointment as, Escrow Agent hereunder, or in connection with the performance of its duties hereunder (other than due to the gross negligence or willful misconduct of Escrow Agent), including, without limitation, any litigation arising out of this Agreement or involving the subject matter hereof.

      (f) The interest earned on the Deposit shall be paid to Purchaser and Purchaser shall pay any income taxes thereon.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEARS, ROEBUCK AND CO., a New York corporation

By: ____________________________________
Name: __________________________________
Its: ___________________________________

KMART CORPORATION, a Michigan corporation, on behalf of itself and all Seller Subsidiaries owning any portion of the Transferred Assets and Pharmacy Assets

By: ____________________________________
Name: __________________________________
Its: ___________________________________

The undersigned hereby executes this Agreement as Escrow Agent, and agrees to be bound by the terms and conditions of this Agreement that are applicable to the Escrow Agent:

FIRST AMERICAN TITLE INSURANCE COMPANY, as Escrow Agent

By: ____________________________________
Name: __________________________________
Its: ___________________________________